Exhibit 10.8

BIXBY @ RIVER OAKS

TRIPLE-NET LEASE

(SINGLE-TENANT)

BETWEEN

RO PARKWAY ASSOCIATES, LLC,

a Delaware limited liability company

LANDLORD

AND

NIMBLE STORAGE, INC.,

a Delaware corporation

TENANT

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RIDERS

Rider No. 1	Extension Option Rider
Rider No. 2	Fair Market Rental Rate
Rider No. 3	Options in General
Rider No. 4	Letter of Credit Rider
Rider No. 5	Rooftop Space Rider

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TRIPLE-NET LEASE

BIXBY @ RIVER OAKS

(San Jose, California)

This TRIPLE-NET LEASE (“Lease”) is entered into, for reference purposes only, as of the 19th day of April, 2013, by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NIMBLE STORAGE, INC., a Delaware corporation (“Tenant”).

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a) Landlord’s Address (For Notices):

2211 Michelson Drive, Suite 500

Irvine, California 92612

Attention: Property Manager, Bixby @ River Oaks

(b) Tenant’s Address (For Notices): After the Commencement Date: the Premises; Attention: Chief Financial Officer; Prior to the Commencement Date: Nimble Storage, Inc., 2740 Zanker Road; San Jose, CA 95134; Attn: Chief Financial Officer.

(c) Premises: The improved parcel(s) of real property (the “Land”), located in the City of San Jose (the “City”), County of Santa Clara (the “County”), State of California (the “State”), designated as APN Nos. 097-33-033 and 097-33-034, as shown on the site plan attached hereto as Exhibit A, together with the Building and all other improvements located thereon.

(d) Building: Those certain buildings (collectively, the “Building”) located on the Land, consisting of approximately 164,608 rentable square feet, and commonly known as Bixby @ River Oaks (collectively, the “Project”).

(e) Operating Expenses: The costs and expenses incurred by Landlord with respect to the ownership and operation of the Project, as more particularly described in Section 5 of the Lease.

(f) Term: Ninety-six (96) months.

(g) Commencement Date: Subject to Section 3 of this Lease and the terms of the Work Letter attached hereto as Exhibit B, the Term shall commence on November 1, 2013 (the “Commencement Date”), and shall expire on the Expiration Date (defined in Section 1(h) below), subject to extension or earlier termination, if applicable, in accordance with the terms of this Lease. The Commencement Date shall be subject to extension in the event the Premises are delivered to Tenant Ready for Occupancy after November 1, 2013 only if and to the extent the delay in delivery arises out of a Landlord Delay (as defined in the Work Letter attached hereto as Exhibit B) or Act of God Force Majeure Delays (as defined in Section 32 of this Lease). Tenant shall have one (1) option to extend the Term for an additional period of sixty (60) months, pursuant to and in accordance with the terms and conditions of Rider No. 1, Rider No. 2 and Rider No. 3 attached hereto.

(h) Expiration Date: The last day of the ninety-sixth (96th) month following the Commencement Date, subject to extension pursuant to and in accordance with the terms and conditions of Riders No. 1, No. 2 and No. 3 attached hereto.

(i) Monthly Base Rent:

Months of Term	Annual Base Rent	Monthly Base Rent	Monthly Base Rent per Rentable Square Foot of the Premises – NNN

1 -12	$3,749,343.00	$312,445.00	$1.90 - NNN	*

13-24	$3,853,046.00	$321,087.00	$1.95 – NNN

25-36	$3,959.860.00	$329,988.00	$2.00 – NNN

37-48	$4,069,879.00	$339,157.00	$2.06 – NNN

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49-60	$4,183,198.00	$348,600.00	$2.12 – NNN

61-72	$4,299,917.00	$358,326.00	$2.18 – NNN

73-84	$4,420,137.00	$368,345.00	$2.24 – NNN

85-96	$4,543,964.00	$378,664.00	$2.30 – NNN

*	Subject to the “Abatement Period,” as defined in Section 4(d) below.

(j) Security Deposit: $367,930.27, which amount will be posted by Tenant as a condition to the release of the Letter of Credit, as set forth in Rider No. 4 attached to this Lease.

(k) Guarantor: None.

(I) Permitted Use: The Premises shall be used solely for general office, research and development, light manufacturing, testing, assembly, shipping, receiving, and any other related legal use, and for no other use or purpose without Landlord’s prior written consent, but only to the extent permitted by the City and all agencies and governmental authorities having jurisdiction thereof.

(m) Broker(s): Cassidy Turley Northern California (Steve Horton, Kelly Yoder and Erik L. Hallgrimson), representing Landlord, and Cresa (Steve Lico and David Tipton) representing Tenant.

(n) Interest Rate: shall mean eight percent (8%) per annum, provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

(o) “Tenant Improvements” means the work to be performed by Landlord in the Premises pursuant to a separate work letter agreement (the “Work Letter”) attached to this Lease as Exhibit B.

(p) Letter of Credit: Within three (3) business days after the date on which this Lease has been fully executed by Landlord and Tenant and each party has received an original executed counterpart of this Lease from the other party (the “Execution Date”), Tenant shall post a Letter of Credit in the face amount of $3,900,000.00. which shall be subject to and in accordance with the terms of the Letter of Credit Rider attached hereto as Rider No. 4. Tenant’s failure to deliver the Letter of Credit within such three (3)-business-day period shall constitute a default by Tenant.

(q) Exhibits: Exhibit A (Site Plan Showing Premises), Exhibit B (Work Letter), Exhibit C (Estoppel Certificate), Exhibit D (Rules and Regulations). Exhibit E (Statement of Tenant Regarding Lease Commencement), Exhibit F (Form of SNDA), and Exhibit G (Project Schedule) inclusive. which Exhibits are attached to this Lease and incorporated herein by this reference.

(r) Riders: Rider No. 1 (Extension Option Rider), Rider No. 2 (Fair Market Rental Rate). Rider No. 3 (Options in General). Rider No. 4 (Letter of Credit Rider), and Rider No.5 (Rooftop Space Rider) inclusive, which Riders are attached to this Lease and incorporated herein by this reference.

This Section 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Section 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2. PREMISES.

(a) Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

(b) Mutual Covenants. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

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3. COMMENCEMENT DATE; POSSESSION.

(a) Commencement Date. The Term of the Lease shall be as set forth in Section 1(f) above, commencing on the Commencement Date and expiring on the Expiration Date, subject to earlier termination or extension, if applicable, in accordance with the terms of this Lease. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a “Lease Year”.

(b) Condition of the Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business. Notwithstanding the foregoing or anything to the contrary contained in this Lease and in addition to Landlord’s specific obligations under the Work Letter or this Lease, Landlord shall deliver the Premises to Tenant clean and free of debris, in compliance with all Legal Requirements (as defined in Section 7(b) below) in effect and applicable to the Premises as of the date of delivery of the Premises to Tenant in accordance with the terms of this Lease, and in good operating order, condition and repair, including existing plumbing, lighting, heating, ventilation, air-conditioning and other building systems serving the Premises, all structural elements, landscaping and parking areas of the Premises, all roofs, exterior windows and doors of the Premises, including loading doors (collectively, the “Delivery Condition”). If Tenant determines that the Premises or any portion thereof was not in compliance with the Delivery Condition as of the date of delivery to Tenant, and the lack of compliance with the Delivery Condition is not due to Tenant’s particular use of, or activities or work in the Premises, then in addition to and without limiting any available Construction Warranty under the Work Letter or Landlord’s specific obligations under this Lease, Landlord shall, as Tenant’s sole remedy, remedy the defects and/or correct the non-compliance at no cost or charge to Tenant within a commercially reasonable time following Landlord’s receipt of written notice setting forth the details thereof, which notice shall be delivered to Landlord by no later than the ninetieth (90th) day after the Commencement Date. Additionally, Landlord shall assign to Tenant, on a non-exclusive basis, any and all warranties related to the Building systems or other items that Tenant is responsible to maintain under this Lease, and Landlord shall promptly upon request by Tenant use commercially reasonable efforts to enforce such warranties for the benefit of Tenant.

(c) Early Access. Commencing on the later of (i) September 1, 2013, and (ii) the date by which all of the following conditions (collectively, the “Access Conditions”) have been satisfied and continuing to the Commencement Date (the “Early Access Period”), Tenant shall have the right to access the Premises for the purpose of preparing the Premises for Tenant’s use and occupancy thereof, including installation of Tenant’s furniture, fixtures and equipment therein. As referenced herein the “Access Conditions” shall mean and include: (i) this Lease has been fully executed and delivered by the parties hereto, (ii) Landlord has received the first (1st) monthly installments of Monthly Base Rent and Operating Expenses payable hereunder (pursuant to Section 4 of this Lease), (iii) Tenant has delivered to Landlord the Letter of Credit to be provided by Tenant upon the execution and delivery of this Lease (pursuant to Rider No. 4 attached hereto), and (iv) Landlord has received insurance certificates evidencing that Tenant is carrying the insurance required to be carried by Tenant pursuant to the terms of Section 18 of this Lease. During such Early Access Period, all of the applicable terms and conditions of this Lease shall apply to Tenant’s use and occupancy of the Project and all work conducted therein, provided that, Tenant shall not be obligated to pay Monthly Base Rent or Operating Expenses until the Commencement Date occurs. Further, any work to be performed by Tenant or its contractors within the Premises shall be performed in strict accordance with the terms of Section 12 of this Lease, including obtaining Landlord’s prior approval of plans for any cabling, wiring or other work which may affect (a) any of the Tenant Improvements or the Base, Shell and Core, (b) the Building’s roof membrane; (c) the Building’s structural roof elements, footings, foundation, and structural portions of exterior and load-bearing walls, or any outside pipes or conduit up to the point of entry into the Building (collectively, the “Building Structure”); or (d) any of the Building’s systems, including HVAC, life-safety, plumbing, electrical, lighting or mechanical systems (collectively, the “Building Systems”), or which may require the issuance of a permit or may be visible from outside the Premises.

(d) Coordination of Work. In connection with any entry into the Premises prior to the Commencement Date, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or its agents or representatives in performing work at the Building and the Premises, or interfere with the general operation of the Building and/or the Premises, or delay the timely completion of the Tenant Improvements. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 3, Tenant shall submit a schedule to Landlord, for Landlord’s approval (which approval shall not be

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unreasonably withheld, conditioned or delayed), which schedule shall detail the timing and purpose of Tenant’s entry and provide a reasonably detailed description of any work to be performed. If at any time any person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, and Tenant fails to promptly institute and maintain corrective actions, then Landlord may revoke Tenant’s entry rights upon not less than one business day’s prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease applicable to any such construction or other fit-up work to be performed on the Premises, excluding only the covenant to pay rent (until the occurrence of the Commencement Date, or upon such earlier date as Tenant may commence business operations within the Premises). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees, provided that if and to the extent such damage is covered by insurance required to be carried by Landlord or the contractors completing the work under this Lease (such as course of construction coverage), Tenant shall pay any amounts in excess of the amount of insurance proceeds actually received by Landlord with respect thereto. In addition, subject to the insurance, indemnity and waiver of subrogation provision of this Lease, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s entry or work during the Early Access Period.

(e) Statement of Lease Commencement. Within thirty (30) days after the Commencement Date, Tenant shall return an executed Statement of Tenant Regarding Lease Commencement in the form attached hereto as Exhibit E. The Statement of Tenant Regarding Lease Commencement shall be binding upon Tenant unless Tenant objects thereto in writing within such thirty (30) day period.

4. RENT.

(a) Monthly Base Rent. Upon execution of this Lease, Tenant shall pay to Landlord the sum of $360,181.32 constituting Monthly Base Rent ($312,445.00) and estimated Operating Expenses ($47,736.32, calculated at the estimated rate of $0.29 per rentable square foot of the Building per month) due and payable by Tenant for the first (1st) full calendar month of the Term for which such amounts are payable hereunder. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises set forth in Section 1(i) above in advance on the first (1st) day of each calendar month during the Term without prior notice or demand, plus all applicable rental taxes, including, without limitation, occupancy, transaction privilege and excise taxes on the rent payable by Tenant hereunder, if any. As set forth in Section 3(a) above, if the Term of this Lease commences or ends on a day other than the first (1st) day of a calendar month, then the rent (as defined below) for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord without any deduction or offset (except as herein specifically provided for), in lawful money of the United States of America, at the address set forth in Section 1(a) above, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

(b) Additional Rent. In addition to the payment of Monthly Base Rent, Tenant shall pay all Operating Expenses applicable to the Building, late charges, and any other sums due and payable by Tenant to Landlord under this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended. This Lease is what is commonly called a “Triple-Net Lease,” it being understood that, except where and to extent that Monthly Base Rent is waived by Landlord pursuant to the terms of Section 4(d) of this Lease, Landlord shall receive the Monthly Base Rent set forth in Section 4(a) in addition to, the Operating Expenses and other amounts due and payable by Tenant pursuant to the terms of this Lease.

(c) Late Payments. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Section 21(f) below.

(d) Rent Abatement. Notwithstanding anything to the contrary contained herein, Landlord hereby agrees that Tenant shall not be required to pay Monthly Base Rent for the first (1st) six (6) full months of the initial Term (the “Abatement Period”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under

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this Lease. In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Section 21 hereof, then as a part of the recovery set forth in Section 21 of this Lease, Landlord shall be entitled to the recovery of the unamortized amount of the Monthly Base Rent that was abated under the provisions of this Section 4 (based upon the amortization of the abated Monthly Base Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date).

5. OPERATING EXPENSES.

(a) Operating Expenses. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Section 5, the Operating Expenses as defined in this Section 5(a). As used in this Lease, “Operating Expenses” means only: (i) Real Property Taxes (as defined in Section 11(b) of this Lease); (ii) any and all assessments imposed with respect to the Premises pursuant to any recorded covenants, conditions and restrictions affecting the Premises as of the Effective Date (it being understood that Tenant shall have no obligation to pay any increase in Operating Expenses resulting from any new or change in any covenants, conditions or restrictions affecting the Premises recorded after the Effective Date unless and to the extent imposed upon Landlord or the Property without any voluntary act of, or permission granted by, Landlord); (iii) costs of insurance premiums carried by Landlord pursuant to Section 18 of this Lease; and (iv) a management fee in an amount equal to three percent (3%) of the Monthly Base Rent payable with respect to the Building.

(b) Estimate Statement. Prior to the Commencement Date and as soon as practical following the start of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will reasonably estimate the Operating Expenses for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, one-twelfth (1I/12th) of the estimated Operating Expenses each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of the estimated Operating Expenses (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that the Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.

(c) Actual Statement. As soon as practical following the end of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement (“Actual Statement”) which states the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that the actual Operating Expenses are more than the total additional rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement. If the Actual Statement reveals that the actual Operating Expenses is less than the additional rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of the Operating Expenses due under this Lease, or promptly refund such overpayment if the Term has ended.

(d) Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 5 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Section 5, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such Estimate Statement or Actual Statement. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be

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rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall have no obligation to pay any Operating Expenses that are fairly allocable to any time period before the Commencement Date or after the expiration or earlier termination of the Term.

(e) Audit Rights. Tenant, within one hundred twenty (120) days after receiving Landlord’s statement of actual Operating Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant or Tenant’s agents to conduct its review, it being agreed that in no event shall Tenant retain any agents to conduct such review who are compensated in whole or in part on a contingency basis. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit unless the audit determines that Landlord has overstated Operating Expenses by greater than five percent (5%), in which case Landlord shall be responsible for all reasonable out-of-pocket costs, expenses and fees incurred by Tenant for the audit, in an amount not to exceed $5,000 in anyone instance. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of actual Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the thirty (30) day period or fails to provide Landlord with a Review Notice within the one hundred twenty (120) day period described above, Tenant shall be deemed to have approved Landlord’s statement of actual Operating Expenses and shall be barred from raising any claims regarding the Operating Expenses for that year. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of actual Operating Expenses unless Tenant has paid and continues to pay all rent when due. If Tenant does not provide the Review Notice within the time period set forth above in this Section 5(e), such statement will be deemed final and binding on Tenant. Landlord and Tenant shall each use their best efforts to cooperate with each other to resolve any discrepancies between them in the accounting of Operating Expenses and additional rent. Further, upon request and prior to conducting any such audit, Tenant shall enter into a commercially reasonable form of nondisclosure agreement with respect to the materials reviewed during the course of the audit, and the results thereof.

6. SECURITY DEPOSIT. If at any time during the Term (including in satisfaction of the LOC Release Conditions, as set forth in Rider No. 4 attached hereto) Landlord holds a cash security deposit under this Lease (the “Security Deposit”), then the terms of this Section 6 shall apply to such Security Deposit. If and to the extent the Letter of Credit is returned to Tenant, subject to the terms and conditions of Rider No. 4 attached hereto, then upon return of the Letter of Credit, Tenant shall be required to deliver the Security Deposit to Landlord in immediately available funds, to be held by Landlord without liability for interest (unless required by laws) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to cure any default (beyond any applicable notice and cure periods) by Tenant, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant’s default (beyond any applicable notice and cure periods). If Landlord uses any portion of the Security Deposit, Tenant shall within ten (10) days of its receipt of a written demand restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. Landlord shall return any balance of the Security Deposit to Tenant (after applying any amount that may be necessary to cure a default by Tenant and to compensate Landlord for loss or damage incurred as a result thereof) within forty-five (45) days after the date Tenant surrenders the Premises to Landlord in compliance with Section 10(a) below and Tenant has paid to Landlord any rent which then remains outstanding and is due and payable by Tenant under the terms of this Lease, excluding amounts which will be billed to Tenant more than thirty (30) days following the Commencement Date (such as Operating Expense reconciliations) which Tenant will pay in accordance with the terms of this Lease. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord can maintain the Security Deposit separate and apart from Landlord’s general funds or can commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code (excepting subsection (b) thereof), and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

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7. USE.

(a) Tenant’s Use of the Premises. The Premises may be used for the use or uses set forth in Section 1(l) above only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Compliance. At Tenant’s sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises now or hereafter in force, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions or restrictions in effect as of the Effective Date or later becoming binding upon the Project through no act or omission of Tenant (collectively, “Legal Requirements”). Notwithstanding the foregoing, if and to the extent any Legal Requirements first becoming effective after the Commencement result in an obligation to construct any improvements or Alterations to the Premises or Building, then (A) Tenant shall be solely obligated to perform at its sole cost any improvements or Alterations which are required by reason of (i) the specific nature of Tenant’s use of the Premises (as opposed to office and other uses by tenants in general), (ii) any work or Alterations to the Premises made and paid for by Tenant or its agents, employees or contractors, or (iii) a default (beyond any applicable notice and cure periods hereunder) by Tenant, and (B) Landlord shall arrange for the performance of any capital improvements or other improvements or alterations that will cost more than Fifteen Thousand Dollars ($15,000) in each instance, that in each case are otherwise not required to be performed and paid for by Tenant as set forth in (A) above, and the cost thereof shall be amortized over the useful life of such improvement in the manner referenced in Section 13(a) below. Tenant agrees to comply with the Rules and Regulations referenced in Section 27 below; provided, however, that to the extent there is any inconsistency between any such Rules and Regulations and the remainder of this Lease, the remainder of this Lease shall govern and control. Tenant agrees not to use or allow the Premises to be used for any unlawful or otherwise reasonably objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to the Premises are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.

(c) Hazardous Materials. Except for ordinary and general office supplies, equipment and facilities, such as copier toner, liquid paper, back-up power sources, glue, ink and common professional cleaning materials, as well as customary quantities of first aid and healthcare supplies and the parking of vehicles in the parking areas adjacent to the Premises (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building ·or any portion thereof by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant Parties”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, or generated upon, in, under or about the Premises, the Building, or any portion thereof by Tenant or any Tenant Parties in violation of applicable Legal Requirements. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the introduction of Hazardous Materials on, in, under or about the Premises or the Building and which are caused by Tenant or any Tenant Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises in violation of applicable Legal

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Requirements of which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials in violation of applicable Legal Requirements caused by Tenant or any Tenant Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the reasonable satisfaction of Landlord and Landlord’s mortgagee(s). As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, asbestos-containing material (“ACM”), presumed asbestos containing materials (“PACM”), petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. The provisions of this Section 7(c) will survive the expiration or earlier termination of this Lease. To the extent it is determined that Hazardous Materials exist at the Premises as of the Commencement Date in violation of laws governing Hazardous Materials, and such violation does not arise out of any wrongful acts or omissions of Tenant, its agents, employees or contractors, Landlord shall promptly take such action as is necessary to remove and remediate such Hazardous Materials in compliance with such laws at no cost to Tenant. If, following the Commencement Date, the Premises becomes contaminated with Hazardous Materials in violation of laws governing Hazardous Materials, and such violation does not arise out of any wrongful acts or omissions of Tenant, its agents, employees or contractors, Landlord shall promptly take such action as is necessary to remove and remediate such Hazardous Materials in compliance with such laws, at no cost to Tenant. Tenant acknowledges that Landlord has advised Tenant that the Building contains or, because of its age, is likely to contain, asbestos. Upon Tenant’s request, Landlord will make available for review by Tenant at the Premises during normal business hours (without warranty) copies of any current asbestos management plans, inspection reports, test results or other similar documents in Landlord’s possession relating to the presence of asbestos at the Building. To the extent such reports or documents indicate the presence of asbestos at the Building, this provision shall constitute notice to Tenant as required by the California Health & Safety Code. In connection with performing any work that may disturb asbestos at the Building, Tenant shall comply, at its cost, with any applicable laws or asbestos management plans relating to the Building. Tenant shall also comply with all applicable laws, rules and regulations requiring disclosure to employees or invitees of the presence of asbestos or other hazardous materials at or around the Premises or the Building. Landlord has no special knowledge of the general procedures or handling restrictions to minimize or prevent the disturbance, release or exposure to asbestos or of the potential health risks that may result from any exposure to asbestos. Tenant is encouraged to contact local or state public health agencies for further information. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be obligated to pay the cost of remediation or to indemnify, protect, defend or hold harmless Landlord or any of the Landlord Indemnified Parties from or against, any claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) of any kind, if and to the extent arising, directly or indirectly, out of Hazardous Materials which are or were present at the Project in violation of Legal Requirements as of the date of execution and delivery of this Lease, or which later become located at the Project in violation of Legal Requirements through no fault (no act, omission or negligence) of Tenant or any of Tenant’s agents, employees, contractor or invitees.

8. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by reputable overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Section 1(b) above and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Section 1(a) above. Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes. Notices in accordance with this Section 8 shall be deemed given upon: (i) hand delivery, (ii) three (3) business days after the notice has been deposited with the United States postal service as first class registered or certified mail, or (iii) the next business day after the notice has been deposited with a reputable overnight delivery service, postage prepaid

9. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Section 1(m) above. Landlord shall pay all commissions due to such brokers arising out of the execution of this Lease pursuant to Landlord’s separate written agreement with such brokers. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in

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connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

10. SURRENDER; HOLDING OVER.

(a) Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear (which shall encompass, among other items, the natural fading of painted surfaces, fabric and materials over time, and carpet wear caused by normal foot traffic) and casualty and condemnation damage excepted, but in any event with all carpeted areas cleaned and all floor areas cleaned and all of Tenant’s Property (as defined in Section 18 below) and Alterations (as defined in Section 12 below) and all cabling and wiring removed, unless and to the extent Tenant is not required to remove any such Alterations from the Premises pursuant to the terms of Article 12 of this Lease. Further, Tenant shall not be obligated to remove from the Premises at the end of the Term of the Lease any Tenant Improvements installed pursuant to the Work Letter, unless and to the extent Landlord specifies in writing at the time of approval of the Approved Working Drawings that Tenant is obligated to remove such items, it being agreed that Landlord shall not specify for removal any items of the Tenant Improvements which are standard office tenant improvements in compliance with Legal Requirements. In connection with the removal of any Tenant Improvements, Alterations or other items from the Premises, Tenant shall be solely responsible to repair at its sole cost and expense any damage caused by such removal and to restore the Premises to good condition and repair, ordinary wear and tear excepted. At least ninety (90) days, prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises, to confirm Tenant’s removal obligations, and to otherwise confirm Tenant’s obligations to surrender the Premises as required by this Lease. During such ninety (90) day period, Landlord may inspect the Premises and all equipment and fixtures located therein to determine if they are in the condition required for proper surrender by Tenant, or at Landlord’s option, Landlord may retain the services of one (1) or more inspectors or consultants to perform such inspections. If there are any deficiencies discovered in the condition of the Premises that do not comply with the surrender requirements established in this Section 10(a), Tenant will promptly cause the same to be corrected in a good and workmanlike manner at Tenant’s sole cost and expense prior to the surrender date. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises. Notwithstanding the foregoing, if Tenant does not wish to be obligated to remove items from the Premises or the Building at the expiration or earlier termination of the Term as set forth herein, Tenant shall have the right to request in writing, in connection with Landlord’s approval of any construction or installation by Tenant, that Tenant be entitled to leave certain items in place; provided that, if Tenant makes written request to Landlord concurrently with Tenant’s request for consent to any Alterations, then Landlord shall make its election whether or not to require removal of such Alterations, if at all, at the time consent to such Alterations is given, and Landlord’s failure to do so shall be deemed to constitute Landlord’s election not to require Tenant to remove the Alteration at issue.

(b) Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, prorated on a daily basis. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The provisions of this Section 10 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Section 10 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless

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from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and costs), including, without limitation, costs and expenses reasonably and actually incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Premises. The provisions of this Section 10(b) will survive the expiration or earlier termination of this Lease.

11. TAXES.

(a) Payment of Taxes. Tenant agrees to pay all Real Property Taxes, as defined in Section 11(b) below, as part of Operating Expenses, during the Term of this Lease. If any such Real Property Taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Term thereof, Tenant’s share of such Real Property Taxes is to be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord will reimburse Tenant to the extent required.

(b) Definition of “Real Property Taxes”. The term “Real Property Taxes” as used herein means: any form of real estate assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises or any part thereof, including the following by way of illustration but not limitation (i) any tax on Landlord’s “right” to rent or as against Landlord’s business of leasing the Premises; and (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, excluding any liens or levies related to Hazardous Materials on or about the Premises that were not introduced onto the Premises by Tenant or any of Tenant’s agents, employees, contractors or invitees. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Property Taxes” for the purposes of this Lease; (A) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Building or Premises or the rent payable by Tenant hereunder, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations; (B) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or (C) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part. In the case of any Real Property Taxes that may be evidenced by improvement or other bonds or that may be paid in annual or other periodic installments, for the purpose of calculating Impositions under this Lease, Landlord shall elect to cause such bonds to be issued or such assessment to be paid in installments over the maximum period permitted by applicable Legal Requirements. Notwithstanding the foregoing, Real Property Taxes shall not include, and Tenant shall have no obligation to payor reimburse Landlord for any of the following: (i) any franchise, estate, inheritance, succession or transfer tax of Landlord; (ii) any income, profits or revenue tax or charge upon the net income of Landlord from all sources; (iii) any penalties or interest charges (through no fault of Tenant); or (iv) any supplemental real estate taxes related to any period of time before or after the Term. Tenant shall have the right to request Landlord to contest Real Property Taxes assessed against the Premises or Tenant’s personal property, and if Landlord is not willing to undertake such contest, Landlord agrees that Tenant, at Tenant’s expense, can institute a contest on its own and Landlord will reasonably cooperate with such contest. Tax refunds shall be credited against Real Property Taxes and Tenant’s personal property taxes, as applicable, and refunded to Tenant regardless of when received, based on the Lease Year to which the refund is applicable during the Term; it being understood that this obligation shall survive the termination of this Lease.

(c) Personal Property Taxes. Tenant agrees to pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When reasonably possible, Tenant will request said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s personal property is assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement and bill from the taxing authority setting forth the taxes applicable to Tenant’s property.

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12. ALTERATIONS.

(a) Alterations. Except as otherwise provided in the Work Letter, which shall apply to the Tenant Improvements, Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent Landlord shall not unreasonably withhold, delay or condition. In order to obtain such approvals, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord; required permits and approvals, if any; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured on all commercial general liability policies; and any security for performance in amounts reasonably required by Landlord after taking into account all relevant factors including the financial strength of Tenant, provided, however, if the named Tenant hereunder (or an affiliate of Tenant under a Permitted Transfer) is the Tenant under the Lease and no breach or default by Tenant exists hereunder, Landlord shall not require security for the work to be performed unless the costs of the proposed work exceeds $1,000,000.00. Upon completion, Tenant shall furnish “as-built” plans for Alterations, completion affidavits and full and final waivers of lien.

(b) Cosmetic Alterations. Notwithstanding the foregoing , so long as Tenant (i) complies with all applicable laws, rules (including the then current construction rules, guidelines and specifications for the Building), regulations and the terms and conditions of this Lease, and (ii) reasonably coordinates construction of the Alterations with Landlord, Tenant shall have the right, without Landlord’s consent, but upon three (3) business days prior written notice to Landlord, to make non-structural additions and alterations to the Premises that do not (A) involve the expenditure of more than $75,000.00 in anyone instance, (B) affect the appearance of the Building or any areas outside the Premises, or (C) affect or impact in any material way the systems or structure of the Building, or (D) require the issuance of a building permit (collectively, the “Cosmetic Alterations”).

(c) Plan Review. Tenant agrees to pay Landlord, as additional rent, the actual and reasonable, out-of-pocket costs of professional services and costs for general conditions of Landlord’s third party consultants if utilized by Landlord for review of all plans, specifications and working drawings for any Alterations, within thirty (30) days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition, with respect to any Alterations (other than Cosmetic Alterations), Tenant agrees to pay Landlord, within thirty (30) days after completion of any Alterations, a fee in the amount of five percent (5%) of the cost of such Alterations, but in no event less than Two Hundred Fifty Dollars ($250.00).

(d) Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant’s business and trade fixtures, furniture, movable partitions, Cable and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and, unless otherwise agreed between Landlord and Tenant in writing, must be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

(e) Removal of Alterations. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, Cable, or any Alterations required to be removed hereunder under Section 10(a) above, Landlord may (without liability to Tenant for loss thereof) treat such personal property, Cable and/or Alterations as abandoned and, at Tenant’s sole cost and expense, and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (i) remove and store such items; and/or (ii) upon ten (10) days’ prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant’s abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property.

13. REPAIRS.

(a) Tenant’s Obligations. Subject to Section 7(b) and the Construction Warranty referenced in the Work Letter, Landlord’s repair and maintenance obligations set forth in Sections 13(c) and 13(d) below, and further subject to the terms of Sections 19 and 20 hereof in the event of casualty or a condemnation, respectively, Tenant agrees to keep in good order, condition and repair the Premises and every part thereof, regardless of the need for repairs arises out of Tenant’s use or otherwise, including, without limiting the generality of the foregoing, maintaining, repairing and replacing, as and when needed, at Tenant’s sole cost (except as specifically set forth in Sections 13(c) and 13(d) below) all Building Systems and

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related equipment and fixtures, non-load bearing interior walls, any walls constructed or modified by Tenant, exterior wall graffiti removal and painting when necessary, ceilings, roof membrane (excluding capital replacement thereof and subject to the terms of Sections 13(c) and 13(d) below with respect to the roof of the 211 Building), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, loading docks, parking lots, fences and signs located on the Premises and sidewalks and parkways located in or on the Premises. In performing its obligations set forth herein, Tenant shall consistently exercise and perform good maintenance practices, specifically including arranging for and maintaining at Tenant’s cost (with copies to Landlord) maintenance and service contracts reasonably approved by Landlord for HVAC equipment, fire extinguishing and alarm systems, roof preventative maintenance and landscaping maintenance, which maintenance and service contracts (other than for landscaping) shall include a requirement for an annual inspection. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of each inspection report. In addition, Tenant shall arrange for any required maintenance and the correction of any defects noted in any such inspection report. Tenant agrees to cause any mechanics’ liens or other liens arising as a result of work performed by Tenant or at Tenant’s direction to be eliminated as provided in Section 14 below. In the event Tenant fails to maintain any required maintenance or service contract, or fails to obtain and deliver to Landlord an inspection report, Landlord shall have the right (following written notice to Tenant and the expiration of applicable cure periods), to arrange for such maintenance and service contracts, and the required inspections, and Tenant shall pay the cost thereof within thirty (30) days of Landlord’s delivery of an invoice therefor. In any event, Tenant shall pay the costs of and arrange for the correction of any deficiencies found. Tenant shall perform at its expense routine and non-capital maintenance of the Building Systems. Tenant shall be responsible for work relating to the Building Structure only if and to the extent the need for any such work arises out of or results from specific work or acts conducted by Tenant at the Premises.

(b) Tenant’s Failure to Repair. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following twenty (20) days from the date Landlord delivers to Tenant a written demand to effect such repair or maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord’s costs for making such repairs plus an amount not to exceed five percent (5%) of such costs for overhead, within thirty (30) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.

(c) Landlord’s Obligations. Except for the obligations of Landlord under Section 19 below relating to damage or destruction of the Premises, or under Section 20 below relating to eminent domain (it being acknowledged and agreed that such provisions shall control in the event of casualty or condemnation, as applicable), it is intended by the parties that Landlord’s sole obligation to repair and maintain the Premises and to pay the cost thereof shall be as set forth in this Section 13(c) and in Section 13(d). Tenant waives the right to make repairs at Landlord’s expense under any law, statute, ordinance, rule or regulation. Landlord shall at no cost to Tenant (unless and to the extent specifically set forth in this Lease) maintain and repair as needed, and, if necessary, replace the Building Structure, and shall complete any necessary capital repairs or replacement of the roof membranes, it being acknowledged that non-capital repairs of the roof membranes shall be the responsibility of Tenant as set forth in Section 13(a) above, provided, however, Landlord agrees to repair and maintain the roof membrane of the 211 Building until such time as it is recoated (and thereafter, Tenant shall assume non-capital repairs and maintenance of such roof).

(d) Capital Repairs and Replacement. Notwithstanding anything to the contrary in Section 13(a) above, Landlord shall cause to be completed any capital repairs or capital replacement work required to be performed with respect to the Building Structure or Building Systems of the Premises during the Term of this Lease. Only if and to the extent any such required repairs and replacements are the specific responsibility of Tenant under this Lease, the amortized cost of such work shall be included in Operating Expenses payable by Tenant under the terms of this Lease. For purposes of the foregoing, the following shall govern: (1) Required work shall be deemed a “capital repair” or a “capital replacement” if it would normally be required to be capitalized under generally accepted commercial real estate accounting principles; (2) the cost of any capital repair or capital replacement shall be amortized over the useful life of the improvement, as reasonably determined by Landlord, at an annual interest rate equal to Wells Fargo Prime plus one percent (1%), and Tenant shall pay the monthly amortization amount during the Term of this Lease, as part of Operating Expenses; and (3) notwithstanding the foregoing, if the cost of any resurfacing of the driveways or parking areas will exceed Fifty Thousand Dollars ($50,000) then such work shall likewise be deemed a capital repair hereunder and shall be amortized under clause (2) above and shall likewise be payable by Tenant monthly

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as an Operating Expense. Notwithstanding the foregoing or anything to the contrary herein, in no event shall Landlord be obligated to pay the cost of any maintenance, repairs or replacements to the Project to the extent the need for such arises out of any failure of Tenant to perform its specific repair and maintenance obligations under this Lease or any breach or default of Tenant hereunder which continues to exist beyond the expiration of any applicable notice or cure period.

14. LIENS. Tenant agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. At Landlord’s request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Project for other than the Tenant Improvements. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause any such liens to be so released or bonded within ten (10) business days after Tenant’s receipt of notice of the filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Section 21 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within thirty (30) days after receipt of invoice from Landlord, any required sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

15. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or, during the last two hundred seventy (270) days of the Term only, tenants, to post notices of non-responsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will minimize, as reasonably practicable, the interference with Tenant’s business, and will provide Tenant with not less than one (1) business days’ advance notice of any such entry and abide by Tenant’s reasonable security requirements (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes and other confidential and proprietary areas. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise in accordance with this Section 15, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord in accordance with this Section 15.

16. UTILITIES AND SERVICES.

(a) Utilities and Services. Effective as of the Commencement Date and throughout the Term, Tenant agrees to contract directly for and to pay for all utilities and services provided to the Premises (including the Land and the Building), including, without limitation, water, gas, heat, light, power, telephone, waste/trash removal, sewer and other utilities, janitorial and cleaning services, landscaping and outdoor maintenance, together with any taxes thereon. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbance or labor dispute of any character; (c) governmental regulation, moratorium or other governmental action or inaction; (d) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (e) any other cause beyond Landlord’s reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, except as otherwise specifically set forth in Section 16(c) below, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Section 19(f) below or Section 20(b) below if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that it shall be solely responsible for providing adequate security for its Premises, and its use of the

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Building and the common areas thereof. Landlord shall have no responsibility to prevent, and shall not be liable to Tenant, its agents, employees, contractors, visitors or invitees, for losses due to theft, burglary or other criminal activity, or for damages or injuries to persons or property resulting from persons gaining access to the Premises or the Building.

(b) 211 Building HVAC Units.

(i) If it becomes necessary (as referenced below) for any of the existing package rooftop units located upon or serving the building located at 211 River Oaks Parkway (each a “211 Building HVAC Unit” and, collectively, the “211 Building HVAC Units”) to be replaced (rather than just be repaired and maintained as set forth in Section 13(a) above), Landlord will arrange for such replacement promptly and with diligence so as to minimize any disruption to Tenant’s business operations. Landlord will work with Tenant to schedule a time for the completion of such work so that Tenant’s business and comfort during business hours will not be compromised by performance of the necessary work. The following guidelines shall be applicable to a determination of whether replacement rather than repair of any or all of the 211 Building HVAC Units is necessary:

•

If the subject 211 Building HVAC Unit or Units fails two (2) or more times in a 12- month period (provided that the 211 Building HVAC Units at issue have not been operated by Tenant in an abusive manner), with each such failure resulting in the need for an outside HVAC system technician to make a service call to the 211 Building in order to complete the necessary repairs to return the 211 Building HVAC Unit or Units to functionality; and/or

•

If it is determined, based upon competitive bids obtained from reputable HVAC contractors, that the cost of the necessary repairs is reasonably expected to exceed fifty percent (50%) of the replacement cost of such system.

(ii) If it is determined based upon the foregoing that any of the 211 Building HVAC Units need to be replaced through no fault of Tenant, and as a result the 211 Building will not be served by HVAC service for a period of time, Landlord shall at its cost make the necessary arrangements in order to provide temporary HVAC service to the 211 Building until the new HVAC units are installed and operational, which measures may include the use of “box car” or similar temporary HVAC units at the 211 Building

(iii) Based on the foregoing, if and to the extent Landlord is required to replace the existing 211 Building HVAC Units within the initial Term, Landlord shall pay the cost of such replacement, and such costs will not be included within Operating Expenses. If the existing 211 Building HVAC Units require replacement following the expiration of the initial Term, the costs thereof shall be amortized over the useful life of such system in accordance with generally accepted commercial building accounting practices and such monthly amortized costs shall be included within Operating Expenses.

(c) Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) days, or after ten (10) non-consecutive business days within any twelve (12) month period during the Term of the Lease (the “Eligibility Period”), as a result of (i) any cessation of essential utilities and services provided to the Premises, or (ii) any failure by Landlord to perform any repairs required to be performed by Landlord under Section 13 above or elsewhere in this Lease, within a reasonable time after Landlord has received notice from Tenant of the need for such repairs, but in no event longer than thirty (30) days (or such longer period of time as is reasonably required for such repair work if Landlord diligently commences such repair work within such thirty (30) day period and thereafter diligently prosecutes same to completion), or (iii) the presence and remediation of any Hazardous Materials in, on or about the Premises as set forth in Section 7(c) above, then Tenant’s obligation to pay Monthly Base Rent shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall not be entitled to abatement or reduction of rent to the extent the matters described in clauses (i), (ii), or (iii) were not caused by any wrongful acts or omissions of Landlord or any of Landlord’s agents, employees or contractors, or such matters arise out of or result from a matter outside of Landlord’s reasonable control. It is further acknowledged and agreed that if Tenant would be otherwise be entitled to rental abatement under the terms of this subsection (c) but for the cause of the loss at issue being outside of Landlord’s control, Tenant may still be entitled to an abatement of rent as set forth in this subsection (c) if and to the extent the rental abatement to

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which Tenant is entitled is covered by any rental loss proceeds actually received by Landlord under insurance Landlord is then carrying with respect to the Premises (it being understood that nothing herein shall obligate Landlord to carry such insurance coverage, but if such coverage is available to Landlord, Landlord will make a good faith claim for applicable proceeds). To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Section 19 or a taking pursuant to Section 20, then the terms of this Section 16(c) shall not be applicable.

17. ASSUMPTION OF RISK AND INDEMNIFICATION.

(a) Assumption of Risk. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Section 7(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises or any part thereof (except to the extent resulting from the negligent or willful act or omission or violation of any Legal Requirements by Landlord, Landlord’s contractors, or any Landlord Indemnified Parties), (ii) any such damage caused by other tenants or persons in or about the Premises, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Premises, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness (except to the extent resulting from the negligent or willful act or omission of Landlord, Landlord’s contractors, or any Landlord Indemnified Parties). Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages to Tenant’s business or loss of income therefrom arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to endeavor to give prompt notice to Landlord in case of fire or accidents in the Premises, or of defects therein or in the fixtures or equipment of which Tenant becomes aware.

(b) Indemnification. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to indemnify, protect, defend and hold harmless Landlord and Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), to the extent arising or resulting from (i) any negligent act or omission or willful misconduct of Tenant or any Tenant Parties (as defined in Section 7(c) above); (ii) the use of the Premises and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done by Tenant or any Tenant Parties, in or about the Premises; and/or (iii) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease; provided, however, that the foregoing indemnities shall not apply to the extent the Indemnified Claim arises out of or results from the violation of any Legal Requirements, negligence (but only to the extent the Indemnified Claims are not actually covered by insurance Tenant is required to carry under this Lease), gross negligence, or willful misconduct of Landlord or any of the Landlord Indemnified Parties. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant’s sole cost and expense by counsel reasonably acceptable to Landlord, which approval Landlord will not unreasonably withhold. Notwithstanding the provisions of this Section 17 above to the contrary, Tenant’s indemnity of Landlord and the Landlord Parties shall not apply to: (i) any claims to the extent resulting from the negligence (but only to the extent the Indemnified Claims are not covered by insurance Tenant is required to carry under this Lease), gross negligence or willful misconduct of or violation of Legal Requirements by Landlord or any of the Landlord Parties (collectively, the “Excluded Claims”); or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 18(f) below. In addition, Landlord shall indemnify, defend (using counsel reasonably acceptable to Tenant, approval Tenant shall not unreasonably withhold), protect and hold harmless Tenant and Tenant’s partners, officers, directors, employees, agents, successors and assigns from all such Excluded Claims, except for (A) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 18(f) below, and (B) any lost profits, loss of business or other consequential damages to Tenant’s business.

(c) Survival; No Release of Insurers. Tenant’s and Landlord’s indemnification obligations under Section 17(b) will survive the expiration or earlier termination of this Lease. The covenants, agreements and indemnification obligation in Sections 17(a) and 17(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by the parties hereto pursuant to the provisions of this Lease.

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18. INSURANCE.

(a) Tenant’s Insurance. Tenant shall obtain and maintain throughout the Term the following insurance (“Tenant’s Insurance”):

(i) Commercial General Liability Insurance, on an occurrence basis, insuring bodily injury and property damage including but not limited to the following coverage: Premises and Operations; Personal/Advertising Injury; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant’s indemnity obligations under this Lease); and products and completed operations. Such insurance must have the following minimum limits of liability: $5,000,000.00 Per Occurrence, $5,000,000.00 General Aggregate, $5,000,000.00 Personal and Advertising Injury - Per Occurrence, $5,000,000.00, Products and Completed Operations Aggregate, such coverage to be available on a “per location” basis (or in any event such coverage applicable to the Building shall not also serve as coverage for any other facilities or premises utilized for other than general office purposes or measuring more than 50,000 square feet of rentable area).

(ii) Property Insurance, written on an “All Risk” or Special Form Perils, with coverage for broad form water damage including earthquake sprinkler leakage and pollution coverage for damage caused by heat, smoke or fumes from a hostile fire, at full replacement cost value (without deduction for depreciation) and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property, including property of others for which the tenant may be legally liable, within the Premises (“Tenant’s Property”) and any Alterations performed by or for the benefit of Tenant, it being confirmed that Tenant wishes for Landlord’s property/casualty insurance coverage to cover the Tenant Improvements to be performed pursuant to this Lease, with the cost of such coverage (including any applicable deductible) payable by Tenant as set forth in this Lease;

(iii) Extra Expense, Loss of Income or Property/Business Interruption Insurance, in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils included within “All Risk” coverage or otherwise commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils, with such coverage to extend to actual loss sustained subject to a minimum of one year loss of Rental Value, including Extra Expense as needed to reduce the period of restoration after the loss;

(iv) Workers’ Compensation Insurance as required by laws and in amounts as may be required by applicable statute and Employers Liability Coverage of at least One Million Dollars ($1,000,000.00) each accident, $1,000,000.00 policy limit, $1,000,000.00 each employee (or any higher amount required by law), and containing a waiver of subrogation endorsement in favor of Landlord;

(v) Commercial Automobile Liability insuring bodily injury and property damage ariSing from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of One Million Dollars ($1,000,000.00) per accident; and

(vi) with respect to improvements or Alterations performed by or on behalf of Tenant within the Premises, Builder’s Risk insurance or an Installation Floater.

(vii) Any other form or forms of insurance as Tenant or Landlord or any mortagees or Landlord may reasonably require from time to time (but not more than once per year) in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates; provided, however, that in no event will Tenant have any obligation to carry any type or amount of insurance in excess of that which tenants of comparable building projects are then being required to carry in the San Jose, California market area. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant’s interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate. No policy required hereunder shall contain a co-insurance clause and all policy deductibles in excess of $100,000.00 must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed by Landlord.

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(b) Supplemental Tenant Insurance Requirements. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-:VIII and shall be licensed to issue insurance coverage in the state in which the premises are located. All Commercial General Liability Insurance policies shall (i) name Landlord (or its successors and assignees), the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors having an interest in the Premises as the interest of such designees shall appear, as additional insureds, (ii) must contain an endorsement stating “such insurance as is afforded by this policy for the benefit of Landlord and any other additional insured(s) designated by Landlord, shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Tenant or Tenant’s operations, and any insurance carried by Landlord or any other additional insured(s) shall be non-contributory” (iii) with respect to Tenant’s property insurance only, contain an endorsement that the insurer waives its right to subrogation as described in Section 18(f) below; (iv) contain a cross-liability endorsement or separation of insureds clause. Tenant shall provide Landlord with a certificate of insurance evidencing all insurance required to be carried by Tenant hereunder (including evidence of all required endorsements and additional insured coverage as noted above) prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises (and in any event prior to the commencement of the Early Access Period), and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein and such failure continues for three (3) business days after Tenant’s receipt of notice thereof from Landlord, Tenant shall be deemed to be in material Default under this Lease without the benefit of any additional notice or cure period provided in Section 21 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense, and Tenant shall pay the cost thereof within thirty (30) days following Landlord’s submission of an invoice therefor. In no event shall the limits of any insurance policy obtained by a Tenant be considered to limit the liability of Tenant under this Lease.

(c) Property Insurance. Landlord shall obtain, at Tenant’s sole cost and expense, a policy or policies of insurance covering loss or damage to the Premises (including the Tenant Improvements as referenced above), in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises (but not any of Tenant’s property), against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood, earthquake, and special extended perils (“All Risk”, as such term is used in the insurance industry), including twelve (12) months rent loss insurance. Said insurance shall provide for payment of loss to Landlord, or to the holders of mortgages or the beneficiaries under deeds of trust on the Premises. If the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of such other buildings if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises. If Tenant determines that cost of obtaining and maintaining flood and/or earthquake insurance required under the terms of this Lease is no longer commercially reasonable, Landlord agrees to seek the consent of its Lender to reduce or otherwise adjust such obligation to insure.

(d) Tenant’s Use. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within thirty (30) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(e) Cancellation of Landlord’s Policies. If any of Landlord’s insurance policies are canceled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof in violation of this Lease by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within three (3) business days after notice thereof, Tenant will

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be deemed to be in material default of this Lease and Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.

(f) Waiver of Claims. Notwithstanding any provision of this Lease to the contrary, the parties hereto release each other, and their respective agents, employees and approved subtenants from any liability for damage to property that arises out of or incident to any peril which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by so called “all risk” property insurance, without regard to the negligence or willful misconduct of the entity or party so released or any other cause. Each party shall cause each property insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy.

19. DAMAGE OR DESTRUCTION.

(a) Landlord’s Obligation to Rebuild. If the Premises are damaged by fire or other casualty, then Landlord shall promptly and diligently repair or restore the Premises subject to the provisions of this Section 19 (excluding Alterations, Tenant’s Property and other improvements which Landlord is not obligated to restore pursuant to the terms hereof), unless Landlord or Tenant has the option to terminate this Lease as provided herein, and Landlord or Tenant exercises such option.

(b) Right to Terminate. Landlord and Tenant shall each have the option to terminate this Lease if the Premises are destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that (i) the damage is of a type not covered by the insurance Landlord is required to carry, or actually carries under this Lease, and the cost to repair the damage will exceed $500,000.00 for anyone (1) building comprising the Premises, (ii) the repair or restoration of the Premises is substantial and cannot be completed within two hundred seventy (270) days following the date of delivery of Landlord’s Repair Notice, or (iii) Landlord is not permitted by applicable Legal Requirements to rebuild the Premises in substantially the same form as existed prior to the fire or other casualty. If Landlord or Tenant elects to exercise the option to terminate this Lease as a result of a casualty, Landlord or Tenant shall exercise the option by giving the other party notice of its election to terminate this Lease within thirty (30) days following delivery of Landlord’s Repair Notice, in which event this Lease shall terminate thirty (30) days after the date of the notice of election by Landlord or Tenant, as applicable, unless otherwise agreed in writing by Landlord and Tenant. If neither Landlord nor Tenant exercises its right to terminate this Lease, Landlord shall promptly commence the process of obtaining all of the necessary permits and approvals for the repair or restoration of the Premises or the Building as soon as practicable and thereafter prosecute the repair or restoration of the Premises or the Building diligently to completion and this Lease shall continue in full force and effect.

(c) Notice. Within sixty (60) days following the date Landlord becomes aware of the occurrence of a casualty affecting the Premises (the “Notice Period”), Landlord shall deliver to Tenant a written notice (“Repair Notice”) setting forth the reasonably projected time for completion of the necessary repairs and restoration to address the casualty event, and a good faith estimate of the costs to be incurred to restore the Premises, including the Tenant Improvements, which estimates shall be based upon consultation with and the determination of qualified and experienced contractors. Such Repair Notice shall also confirm whether Landlord reasonably expects to be permitted by applicable Legal Requirements to rebuild the Premises as referenced in subsection 19(b)(iii) above.

(d) Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any items or improvements which Landlord is obligated to restore hereunder, if any (it being acknowledged and agreed that Landlord shall not be obligated to restore, and Tenant shall not be obligated to deliver to Landlord any insurance proceeds for, Alterations and Tenant’s Property, whether or not this Lease is terminated as permitted in this Section 19), and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds; provided, however, that unless and to the extent Landlord fails to cover the insurance coverage Landlord is obligated to carry under the terms of this Lease, Landlord shall not be obligated to restore improvements for which it has not received insurance proceeds or other payment by Tenant. If Tenant’s fails to carry the insurance required under Section 18(a)(ii) hereof, Tenant will be deemed to have self-insured the replacement cost of the items for which Tenant is obligated to

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carry insurance, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items; provided, however, that Landlord shall not be obligated to restore improvements which it has specified must be removed upon expiration of this Lease unless Tenant provides the insurance proceeds therefor, which Tenant, at its option, may retain.

(e) Abatement of Rent. In the event of any damage, repair, reconstruction and/or restoration described in this Section 19, rent will be abated or reduced, as the case may be, in proportion to the degree to which Tenant’s use of the Premises is impaired until such use is restored or this Lease is terminated. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(f) Inability to Complete. Notwithstanding anything to the contrary contained in this Section 19, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Premises pursuant to Sections 19(a) or 19(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is ninety (90) days after the date estimated by Landlord’s contractor for completion thereof by reason of any causes (it being understood, however, that such 90-day time frame shall be extended by one day for each day of any delay caused by Tenant, its subtenants, employees, agents or contractors, or by delays caused by any Force Majeure Events described in Section 32 below), but not in excess of number of days of actual delay in the completion of restoration, then either Landlord (except to the extent of delays arising out of the negligence or willful misconduct of Landlord) or Tenant (except to the extent of delays arising out of the negligence or willful misconduct of Tenant) may elect to terminate this Lease upon ten (10) days’ prior written notice given to the other after the expiration of such ninety (90) day period (as such period may be extended as provided herein).

(g) Damage Near End of Term. Landlord and Tenant shall each have the right to terminate this Lease if any material damage to the Building occurs during the last twelve (12) months of the Term of this Lease where Landlord’s contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Section 19(h), it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord’s contractor’s repair estimates; provided, however, that notwithstanding the foregoing, Landlord may not terminate this Lease pursuant to this Section 19(g) if Tenant, at the time of such damage, has an option to extend the Term and Tenant exercises such option within ten (10) business days following the delivery to Tenant of Landlord’s termination notice.

(h) Waiver of Termination Right. Landlord and Tenant agree that the foregoing provisions of this Section 19 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises.

(i) Termination. Upon any termination of this Lease under any of the provisions of this Section 19 and Landlord’s return to Tenant of any and all prepaid rent and cash security deposit or letter of credit held by Landlord hereunder, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

20. EMINENT DOMAIN.

(a) Substantial Taking. If (i) more than fifty percent (50%) of the floor area of the Building, or fifty percent (50%) of the land area of the Premises which is not occupied by the Building, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking (“Condemned” or “Condemnation”), or (ii) if any smaller portion of the Premises is Condemned, and such partial Condemnation renders the Premises unusable for the business of Tenant, as reasonably determined by Tenant and Landlord, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

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(b) Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not constitute a substantial taking under Section 20(a) above, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated in proportion to the percentage of parking or the floor area of the Premises which Tenant is deprived of on account of such taking; provided, however, there will be no abatement of rent if the only area taken is that which does not have a building or parking area used by Tenant located thereon.

(c) Condemnation Award. In connection with any taking of all or any portion of the Premises, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord; provided, however, Tenant will have the right to recover from the condemning authority (but not from Landlord unless included in the award to Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s moving and relocation expenses, and for loss of goodwill and any other damage to Tenant’s business by reason of such taking.

(d) Temporary Taking. In the event of taking of the Premises or any part thereof for temporary use, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Term, provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 10 above with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations. For purpose of this Section 20(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

21. DEFAULTS AND REMEDIES.

(a) Defaults. The occurrence of anyone (1) or more of the following events will be deemed a default by Tenant:

(i) The abandonment of the Premises by Tenant while in default under any provision of this Lease.

(ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law as long as such notice is prepared and served upon Tenant in accordance with Section 1161 of the California Code of Civil Procedure (or any successor statute) and otherwise in accordance with applicable all applicable Legal Requirements.

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 21(a)(i) or (ii) above, where such failure continues for a period of thirty (30) days (or such other period of time as may be specified in this Lease as to the specific circumstances) after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law as long as such notice is prepared and served upon Tenant in accordance with Section 1161 of the California Code of Civil Procedure (or any successor statute) and otherwise in accordance with applicable all applicable Legal Requirements. If the nature of Tenant’s default is such that more than thirty (30) days (or such other period of time as may be specified in this Lease as to the specific circumstances) are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord’s concurrence, commences such cure within such thirty (30) day period (or such other period of time as may be specified in this Lease as to the specific circumstances) and thereafter diligently prosecutes such cure to completion.

(iv) (a) The making by Tenant of any general assignment for the benefit of creditors; (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the

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Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (d) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(b) Landlord’s Remedies; Termination. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law, Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys’ fees and costs; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free or reduced rent granted by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Term of the Lease not yet elapsed as of the date on which this Lease is terminated, and the denominator of which is the total number of months of the Term.

As used in Sections 21(b)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate. As used in Section 21(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) Landlord’s Remedies; Re-Entry Rights. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, and subject to all applicable legal due process requirements, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Section 12(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) Landlord’s Remedies; Re-Letting. In the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding, if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting, it being understood that the costs of reletting chargeable to Tenant shall exclude the cost of decorating or improving the Premises for a new tenant; third, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

(e) Landlord’s Remedies; Performance for Tenant. Except as otherwise specifically provided in this Lease, all covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant’s sale cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other

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than Landlord, for which it is liable under this Lease, or if Tenant fails to cure a default by Tenant within the applicable notice and cure period, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord promptly upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Section 21.

(f) Late Payment. If Tenant fails to pay any installment of rent within five (5) days of the date when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of the date when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, if Tenant fails to pay any installment of rent within five (5) days of the date when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of the date when due, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant’s late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right for the next one-year period to require Tenant thereafter to (i) pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Term and (ii) submit all payments of Monthly Base Rent via cashier’s check or wire transfer. Further, in the event any check submitted by Tenant is returned by reason of “non sufficient funds”, Tenant shall pay to Landlord an “NSF Fee” at Landlord’s standard and reasonable rate then in effect. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) business days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

(g) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue anyone or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 21 will be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

22. LANDLORD’S DEFAULT.

(a) Landlord’s Default. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within a reasonable time, but in no event later than thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

(b) Tenant’s Self-Help Right. If following the Commencement Date, Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair, maintenance and/or replacement obligations of Landlord under the terms of this Lease, then if Landlord fails to take the necessary corrective action to perform the work or take the action Landlord is required to perform under the Lease within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (unless such repair is reasonably expected to take longer than thirty (30) days and Landlord has commenced such work within said 30-day period and diligently prosecutes such work to completion), then Tenant may proceed to take the

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required action upon delivery of an additional five (5) days’ notice (“Self-Help Notice”) to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency). If such action was required under the terms of this Lease to be taken by Landlord and is not taken by Landlord within said 5-day period, then Tenant shall be entitled to take such action and to receive reimbursement from Landlord for all reasonable and actual out-of-pocket costs and expense incurred by Tenant in connection with such action (, which out-of-pocket costs are referred to herein as the “Reimbursement Amount”). In the event Tenant takes such action, and such work will affect the Building Systems or Building Structure, Tenant shall use only those contractors used by Landlord in the Building for work on such systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work at a commercially reasonable cost, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Promptly following completion of any work completed by Tenant pursuant to the terms of this Section 22(b), Tenant shall deliver to Landlord a detailed statement of the work completed (including a detailed schedule of Tenant’s costs of taking such action which Tenant claims should have been taken by Landlord), the materials used, and all invoices evidencing the cost of work, together with proof of payment by Tenant. If Landlord does not deliver a detailed written objection to Tenant, within fifteen (15) days after receipt of such detailed information from Tenant regarding the work and the Reimbursement Amount, then Tenant shall be entitled to deduct from rent payable by Tenant under this Lease, the amount set forth in such invoice as the Reimbursement Amount. If, however, Landlord delivers to Tenant within ten (10) business days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges claimed as a Reimbursement Amount are unreasonably excessive (in which case Landlord shall pay the amount it contends would not have been unreasonably excessive), and if Landlord and Tenant are unable to resolve such dispute within ten (10) business days after Tenant’s receipt of such written objection from Landlord, either party may submit such dispute to binding arbitration according to the then rules of commercial arbitration as referenced in Section 40 below. If such dispute is so submitted to arbitration, Tenant shall not be permitted any such offset of the disputed amount against rent unless and until any such arbitration proceedings are concluded in Tenant’s favor. The costs of any such arbitration shall be paid to the prevailing party as determined by the arbitrator, as applicable. Notwithstanding the foregoing, in the event that Tenant is prevented from instituting an arbitration proceeding because of the existence of the automatic stay under applicable bankruptcy law, then notwithstanding the foregoing provisions to the contrary, Tenant shall have the right to proceed to offset the disputed amount against Rent payable by Tenant under this Lease without proceeding to arbitration.

23. ASSIGNMENT AND SUBLETTING.

(a) Restriction on Transfer. Except as expressly provided in this Section 23, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay. It is further understood that any renewal, extension or modification of an existing sublease shall also require Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay.

(b) Corporate and Partnership Transfers. For purposes of this Section 23, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (in one or a series of related transactions) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or controlling voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Section 23. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any change in the controlling ownership interest of the entity that constitutes Tenant which results from any of the following: (i) the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System; or (ii) any transfer or sale of the stock or other ownership interest in Tenant (1) to the spouse(s) and/or children of a shareholder of Tenant, (2) to any trust, the beneficiary(ies) of which are family members of a shareholder of Tenant, (3) by reason of bequest or inheritance, or (4) in connection with the issuance of warrants or stock options to purchase Tenant’s stock, and the exercise of any purchase rights under any such warrants or stock options.

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(c) Permitted Controlled Transfers. Notwithstanding the provisions of this Section 23 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (“Permitted Transfer”), without Landlord’s consent and without any sharing of Excess Rent, to any parent, subsidiary or affiliate entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to, with respect to partial subleases only, any person or entity acting as a subcontractor or service provider for Tenant, or to any entity with whom Tenant is undertaking or will undertake a joint venture or similar joint research and development, marketing, distribution, sales or development project at the Premises, or to any person or entity which acquires substantially all the assets of Tenant’s business as a going concern, provided that: (i) at least ten (10) days prior to such assignment or sublease (or within ten [10] days thereafter when such prior notification is restricted by applicable Legal Requirement or bona fide confidentiality restrictions), Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Section 23(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant thereafter accruing under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the applicable non-monetary obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease, as determined in a manner consistent with prevailing commercial lease underwriting standards, is reasonably sufficient in Landlord’s judgment for the Transferee to perform the obligations it is undertaking under this Lease; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises is permitted under Section 7 above.

(d) Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

(e) Landlord’s Options. Within thirty (30) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will elect by written notice to Tenant to do one of the following: (i) consent to the proposed Transfer; (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Section 23(f) below; or (iii) in the case of an assignment of Tenant’s interest in this Lease or an assignment of this Lease or sublease of more than fifty percent (50%) of the original Premises for substantially the remainder of the Term to any party other than a Transferee pursuant to a Permitted Transfer, terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord, subject to and in accordance with Section 23(i) below.

(f) Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Section 23(e) above will be deemed reasonable if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transferee is a governmental entity; (ii) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Section 7 hereof, or (B) poses a material risk of substantial increased liability to Landlord; or (iii) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and the applicable provisions of this Lease.

(g) Additional Conditions. A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant thereafter first accruing hereunder. As a condition for granting its consent to any assignment or sublease, Landlord may require that upon any default by Tenant hereunder (beyond any applicable notice and cure periods) the assignee or sublessee shall remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. As a condition to Landlord’s consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of

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rent; that in the event of termination of this Lease for any reason, including without limitation any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (A) be liable for any previous act or omission of Tenant under such sublease, provided that Landlord shall be obligated to cure any defaults by Tenant that are of a continuing nature, such as repair and maintenance obligations, (8) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (C) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.

(h) Excess Rent. If Landlord consents to any assignment of this Lease, Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration actually paid to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are paid by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant agrees to instruct the assignee to pay fifty percent (50%) of such sums and other consideration directly to Landlord). If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees, tenant improvement construction costs, free rent, the fair market value of any goods or services provided by Tenant as additional consideration, and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting. Upon request, Tenant will provide reasonable evidence of such expenditures to Landlord.

(i) Termination Rights. If Tenant requests Landlord’s consent to any assignment of the Lease, or a sublease of more than fifty percent (50%) of the original Premises for the entire remainder of the Term, Landlord will have the right, as provided in Section 23(e) above, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned effective as of the date Tenant proposes to sublet or assign as set forth herein. Landlord’s consent to any sublease or assignment by Tenant shall not affect any rights of Landlord under this Section 23(i) with respect to any future sublease or assignment meeting the criteria set forth herein. Landlord will exercise such termination right, if at all, by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information required by this Section 23. Tenant understands and acknowledges that the option, as provided in this Section 23, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned rather than approve the subletting or assignment of all or a portion of the Premises, is a material inducement for Landlord’s agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. In the event of any such termination with respect to less than all of the Premises, the cost of segregating the recaptured space from the balance of the Premises will be paid by Landlord and Tenant’s future monetary obligations under this Lease will be reduced proportionately on a square footage basis to correspond to the balance of the Premises which Tenant continues to lease. Notwithstanding the foregoing , if Landlord elects to exercise its termination rights under this Section 23(i), then Tenant, within ten (10) days after its receipt of Landlord’s notice of such termination, may notify Landlord in writing that Tenant’s elects to rescind the proposed Transfer, in which event the Transfer and such termination shall be deemed null and void and this Lease shall remain unchanged and otherwise in full force and effect.

(j) No Release. No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require during any period of time that Tenant is in default (beyond applicable notice and cure periods) under this Lease that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, upon notice to Tenant, or any successor of Tenant, but without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.

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(k) Administrative and Attorneys’ Fees. If Tenant effects a Transfer (other than a Permitted Transfer) or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to reimburse Landlord an administrative fee of $500.00 plus any reasonable, out-of-pocket attorneys’ and paralegal fees incurred by Landlord in connection with such Transfer or request for consent; provided, however, Landlord agrees that so long as Landlord’s standard form of consent document is utilized and such consent document is reasonably negotiated with no more than two (2) drafts of the consent document circulated, the total fees charged to Tenant for a consent request will not exceed $2,500.00. Reimbursement of Landlord’s attorneys’ and paralegal fees will in no event obligate Landlord to consent to any proposed Transfer.

24. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Premises, or any lessor of a ground or underlying lease with respect to the Premises, this Lease will be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Premises, or Landlord’s interest and estate in any of said items, is specified as security (collectively, “Mortgages”, and individually, a “Mortgage”). Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant’s right to possession of the Premises will not be disturbed as long as Tenant is not in default (beyond any applicable notice and cure periods) under this Lease. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, promptly upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, and such default continues for five (5) business days after Tenant’s receipt of a second written notice from Landlord, Tenant will be in default hereunder. Landlord represents and warrants that there are no Mortgages encumbering the Building or Premises as of the date of this Lease, except as set forth in that certain policy of title insurance dated [            ], 2011 (policy no. [            ]). Notwithstanding the foregoing or anything to the contrary contained in this Lease: (i) Tenant’s obligations under this Lease shall be conditioned on its receipt of a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit F; and (ii) with respect to any Mortgage entered into by Landlord following the date of this Lease, Tenant’s agreement to subordinate its interest under this Lease to the lien of any such future Mortgage shall be subject to receiving an SNDA in a commercially reasonable form from the holder of such Mortgage that Tenant’s possession of the Premises and this Lease, including any option to extend the Term hereof, will not be disturbed so long as Tenant is not then in default (beyond any applicable notice and cure periods) and Tenant attorns to the record owner of the Premises.

25. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form similar to the form of Exhibit C attached hereto or in such other commercially reasonable form as may be required by Landlord’s lender, certifying: (i) the date of commencement of this Lease; (ii) whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) whether there are any known current defaults under this Lease by either Landlord or Tenant; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Section 25 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Tenant’s failure to deliver such statement within such time, when such failure continues for five (5) days after Tenant’s receipt of a second written request from Landlord, will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant’s failure to deliver such statement to Landlord within five (5) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to

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indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys’ fees and costs) attributable to any default by Tenant under this Section 25.

26. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the access to and use of the Premises by Tenant and Tenant’s parking rights. Tenant shall promptly sign any of the aforementioned documents upon request of Landlord and failure to do so beyond the applicable notice and cure period shall constitute a material breach of this Lease.

27. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and incorporated herein by this reference as Exhibit D, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. To the extent there is inconsistency between such rules and regulations and the other provisions of this Lease, the other provisions of this Lease shall govern and control.

28. MODIFICATION AND CURE RIGHTS OF LANDLORD’S MORTGAGEES AND LESSORS. If, in connection with Landlord’s obtaining or entering into any financing or ground lease affecting the Premises, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease, shorten or lengthen the Term, or otherwise adversely affect the leasehold estate created by this Lease. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default, as long as Tenant’s use and enjoyment of the Premises is not materially impaired during such period.

29. DEFINITION OF LANDLORD. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease first accruing and thereafter to be performed, so long as the transferee assumes in writing (or is otherwise obligated as a matter of law with respect to obligations that run with the land) all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease. In any event, the obligations of Landlord hereunder shall be limited to its actual period of ownership of title to the Property.

30. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval will not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

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31. PARKING. Tenant shall have the right to use all of the onsite parking spaces for the Building, at no cost throughout the Term (including any extension or renewal thereof). Landlord reserves the right from time to time to modify and/or adopt reasonable and non-discriminatory rules and regulations for the parking areas as it deems reasonably necessary for the operation of the parking areas.

32. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease (collectively, “Force Majeure Events”), then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Section 32 will not operate to excuse Tenant or Landlord from prompt payment of rent or any other payments required under the provisions of this Lease, nor will such provisions extend the time that Tenant may be entitled to an abatement of rent or to terminate this Lease pursuant to any express abatement right or termination provision contained in this Lease. As referenced herein, an “Act of God Force Majeure Delay” shall mean a Force Majeure Event which arises out of an “act of God”, such as fire, flood, earthquake or other casualty or by reason of acts of war or terrorism (but not for any other Force Majeure Events). Notwithstanding anything to the contrary herein, a Landlord Delay or an Act of God Force Majeure Delay shall postpone the Lease Commencement Date only in the event that substantial completion of the Tenant Improvements in the Premises is actually delayed despite Tenant’s commercially reasonable efforts to adapt and compensate for such delays.

33. SIGNS.

(a) Exterior Signage. Subject to the approval of all applicable governmental and quasi-governmental entities and applicable covenants, conditions and restrictions, and subject to all Legal Requirements and the terms hereof, Landlord hereby grants Tenant the right to install and maintain one (1) exterior sign on top of each Building comprising the Premises bearing Tenant’s name (the “Exterior Signage”). The design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of the Exterior Signage shall be (i) consistent with the quality and appearance of the Premises, and (ii) subject to the approval of all applicable governmental authorities, and Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed). Tenant shall install, maintain and repair the Exterior Signage at Tenant’s sole cost and expense. In addition, Tenant shall pay to Landlord, within thirty (30) days after demand, from time to time, all other actual, documented and reasonable costs incurred by Landlord attributable to the fabrication, installation, insurance, lighting (if applicable), maintenance and repair of the Exterior Signage, to the extent not directly paid by Tenant. The signage rights granted to Tenant under this Section 33.a may only be exercised by the named Tenant hereunder executing this Lease (the “Original Tenant”), and may not be exercised or used by or assigned to any other person or entity other than a Transferee pursuant to a Permitted Transfer or a Transferee approved by Landlord that will be occupying more than fifty percent (50%) of the Premises, or in the case of individual building signage, a transferee that will be occupying more than fifty percent (50%) of the building at issue (but in no event may any Exterior Signage reflect an “Objectionable Name” which shall mean any name which relates to an entity which is of a character or reputation, or which is associated with an activity, action, political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord or tenant of buildings comparable to and in the vicinity of the Project). Further, Tenant’s signage rights shall be conditioned upon this Lease being in fully force and effect, and Tenant leasing more than fifty percent (50%) of the Building pursuant to the terms hereof. Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant’s signage right under this Section 33(a) Tenant shall, at its sole cost and expense, remove the Exterior Signage from the Building and repair all damage to the Building resulting from such removal and restore the affected area to its original condition existing prior to the installation of such Exterior Signage, ordinary wear and tear and damage by casualty excepted. If Tenant fails to complete such removal and/or repair any damage caused by the removal of the Exterior Signage (including patching and painting with matching paint, as necessary), Landlord shall have the right to do so, and Tenant shall reimburse Landlord for the reasonable costs thereof.

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(b) Monument Signage. Subject to the approval of all applicable governmental and quasi-governmental entities and applicable covenants, conditions and restrictions, and subject to all Legal Requirements and the terms hereof, Landlord hereby grants Tenant the right to install and maintain its name on the landscape monument (the “Monument Sign”). The design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of Tenant’s name on the Monument Sign shall be (i) consistent with the quality and appearance of the Premises, and (ii) subject to the approval of all applicable governmental authorities, and Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed). Tenant shall install, maintain and repair the Monument Sign at Tenant’s sole cost and expense. In addition, Tenant shall pay to Landlord, within thirty (30) days after demand, from time to time, all other actual, documented and reasonable costs incurred by Landlord attributable to the fabrication, installation, insurance, lighting (if applicable), maintenance and repair of the Monument Sign, to the extent not directly paid by Tenant. The signage rights granted to Tenant under this Section 33.b may only be exercised by the Original Tenant, and may not be exercised or used by or assigned to any other person or entity other than a Transferee pursuant to a Permitted Transfer or a Transferee approved by Landlord that will be occupying more than fifty percent (50%) of the Premises (or in the case of a Monument Sign for a particular building, at least 50% of the specific building at issue), but in no event shall any Monument Sign display an Objectionable Name. Further, Tenant’s signage rights shall be conditioned upon this Lease being in full force and effect, and Tenant leasing more than fifty percent (50%) of the Building pursuant to the terms hereof. Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant’s signage right under this Section 33.b, Tenant shall, at its sole cost and expense, remove its name from the Monument Sign and repair all damage to the Monument Sign and the Premises resulting from such removal and restore the affected area to its original condition existing prior to the installation of Tenant’s name on the Monument Sign, ordinary wear and tear and damage by casualty excepted. If Tenant fails to complete such removal and/or repair any damage caused by the removal of its name from the Monument Sign, Landlord shall have the right to do so, and Tenant shall reimburse Landlord for the reasonable costs thereof.

34. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) Tenant’s recourse against Landlord for monetary damages will be limited to Landlord’s interest in the Premises including, subject to the prior rights of any mortgagee, Landlord’s interest in the rents of the Premises and any condemnation and insurance proceeds payable to Landlord; (b) except as may be necessary to secure jurisdiction of Landlord, no member or partner of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any member or partner of Landlord; (c) no member or partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any member or partner of Landlord and any judgment taken against any member or partner of Landlord may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any member or partner of Landlord; (f) the obligations under this Lease do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Landlord and also by any member or partner of Landlord. In connection with any sale or transfer of the Premises by the Landlord under this Lease, the entity comprising the selling or transferring Landlord shall not wind up or dissolve or distribute insurance, condemnation or sales proceeds (“Owner Proceeds”) except in compliance with applicable Legal Requirements, including providing for any contingent liabilities of Landlord in accordance with the terms of applicable Legal Requirements. Accordingly, Tenant shall not be entitled to recover against any third parties any Owner Proceeds which were distributed by Landlord in compliance with applicable Legal Requirements (but may seek Owner Proceeds from a third party on the grounds that such third party obtained such proceeds from Landlord when Landlord was insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors).

35. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord in connection with a monetary or material non-monetary default by Tenant, any sale, refinancing or transfer of the Premises, or any portion thereof, or any transfer of an interest in the entity comprising Landlord, and to the extent Tenant’s financial statements are not otherwise publicly available, Tenant agrees to provide Landlord with the most current audited financial statement legally available for Tenant and audited financial statements for the two (2) years prior to the current financial statement year for Tenant, if available. Such statements are to be prepared in accordance with generally accepted accounting principles and audited by an independent

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certified public accountant or, if audited financial statements are not available, Tenant shall deliver to Landlord, Tenant’s financial statements certified to be true and correct by to the knowledge of Tenant’s chief financial officer. Such financial statements may reflect the financial condition of Tenant and its affiliated entities on a consolidated basis if separate financials do not exist. All such financial statements that are not otherwise publicly available shall be held in strict confidence by Landlord and its consultants.

36. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its agents.

37. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any public auction upon the Premises without first having obtained Landlord’s prior written consent.

38. MISCELLANEOUS.

(a) Access. Subject to Legal Requirements and Section 32 hereof, Tenant and its employees shall have access to the Premises seven (7) days per week, twenty-four (24) hours a day, three hundred sixty five (365) days a year.

(b) Conflict of Laws. This Lease shall be governed by and construed solely pursuant to the laws of the State of California, without giving effect to choice of law principles thereunder.

(c) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(d) Professional Fees and Costs. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post-judgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

(e) Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(f) Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(g) Prior Agreement; Amendments. This Lease with its incorporated Exhibits, Riders, Addenda and attachments constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(h) Separability. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(i) Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

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(j) Counterparts; Electronic Delivery. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Lease with respect to the delivering party.

(k) Rooftop Equipment. Tenant, at its sole cost, shall have the right to install and maintain satellite communication dishes, antennae, or other standard communication equipment, subject to and in accordance with the terms and conditions of the Rooftop Space Rider attached hereto as Rider No.5.

39. EXECUTION OF LEASE.

(a) Joint and Several Obligations. If more than one (1) entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of anyone or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) Corporation or Partnership. If either party executes this Lease as a corporation, limited liability company or partnership, then and the persons executing this on their behalf represent and warrant that such entity is duly qualified and in good standing to do business in the State in which the Premises is located, and that the individuals executing this Lease on their behalf are duly authorized to execute and deliver this Lease on their behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to the other party promptly on request, and in accordance with the by-laws of such party, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to the other party promptly on request, and that this Lease is binding upon the executing party in accordance with its terms.

(c) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and Landlord’s lender holding a lien with respect to the Building has approved this Lease and the terms and conditions hereof.

40. ARBITRATION OF DISPUTES. If Landlord and Tenant are unable to resolve a dispute regarding any Reimbursement Amount claimed by Tenant under the terms of Section 22(b) (Tenant’s Self-Help Right) of the Lease, then within twenty (20) days after Tenant’s receipt of Landlord’s objection notice, Landlord or Tenant may elect to have such dispute resolved by expedited binding arbitration before a retired judge of the Superior Court of the State of California under the auspices of JAMS (or any successor to such organization, or if there is no such successor, then to a comparable organization mutually agreed upon by Landlord and Tenant) in San Jose, California, according to the then rules of commercial arbitration of such organization. JAMS shall be instructed to complete the arbitration within thirty (30) days. If such dispute is so submitted to arbitration, the terms set forth below shall apply with respect to such arbitration and Tenant shall not be permitted any such offset against Monthly Base Rent unless and until the arbitration proceedings are concluded in Tenant’s favor. ANY DISPUTE RELATING TO LANDLORD’S FAILURE TO DISBURSE A REIMBURSEMENT AMOUNT MAY, AT EITHER PARTY’S ELECTION, BE RESOLVED BY EXPEDITED ARBITRATION BEFORE ONE (1) ARBITRATOR. THE ARBITRATION SHALL BE ADMINISTERED BY JAMS PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURE, MODIFIED AS FOLLOWS: (I) THE TOTAL TIME FROM DATE OF DEMAND FOR ARBITRATION TO FINAL AWARD SHALL NOT EXCEED 45 DAYS; (II) ALL NOTICES MAY BE BY TELEPHONE OR OTHER ELECTRONIC COMMUNICATION WITH LATER CONFIRMATION IN WRITING; (III) THE TIME, DATE, AND PLACE OF THE HEARING SHALL BE SET BY THE ARBITRATOR IN HIS OR HER SOLE DISCRETION, PROVIDED THAT THERE SHALL BE AT LEAST 10 BUSINESS DAYS PRIOR NOTICE OF THE HEARING; (IV) THERE SHALL BE NO POST-HEARING BRIEFS; (V) THERE SHALL BE NO DISCOVERY EXCEPT BY ORDER OF THE ARBITRATOR; AND (VI) THE ARBITRATOR SHALL ISSUE HIS OR HER AWARD WITHIN TEN (10) BUSINESS DAYS AFTER THE CLOSE OF THE

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HEARING. THE ARBITRATION SHALL BE HELD IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING ON THE PARTIES AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THE FEES AND EXPENSES OF THE ARBITRATOR SHALL BE PAID HALF BY LANDLORD AND HALF BY TENANT UNLESS THE ARBITRATOR DECIDES OTHERWISE IN ITS DECISION.

41. TENANT’S INSTALLATION OF GENERATOR.

(a) Use and Operation. Subject to the terms of this Section 41, Tenant may install and maintain at the Project an emergency backup generator, including wiring, tanks and other related equipment (collectively, the “Generator”) in order to provide a source of backup power for the Premises. The specifications, location and methods of installation of the Generator and all equipment related thereto shall be subject to Landlord’s written approval prior to installation, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not be charged any rent for the space necessary to accommodate such Generator, provided that all costs and expenses of the permitting, installation, operation, maintenance and repair of the Generator shall be the sole responsibility of Tenant. Installation of the Generator shall be performed by contractors approved in advance by Landlord in writing. Prior to installation of the Generator, Tenant shall provide Landlord with information regarding the preliminary layout of the Generator within the proposed location of the Generator (the “Generator Area”). Tenant shall install, maintain and operate the Generator in compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, obtaining and maintaining at Tenant’s sole cost and expense any permits, certificates or other authorizations required for installation or operation of the Generator, such as to comply with requirements of applicable zoning restrictions, City and County requirements and regulations of the applicable Air Quality Management District.

(b) Removal. The Generator shall remain the property of Tenant notwithstanding the fact that any such machines, equipment and fixtures may be affixed or attached to the Building or any portion thereof. On or before the termination or expiration of this Lease, Tenant shall remove the Generator from the Building at Tenant’s sole cost and expense and shall repair any damage caused by such removal. In addition, Tenant shall apply for and obtain a closure report, make any necessary disclosures and filings with relevant governmental agencies and municipalities and obtain any applicable certifications regarding the decommissioning and removal of the Generator, and shall promptly provide Landlord with copies thereof. If Tenant fails to remove the Generator and repair any resulting damage at or within ten (10) business days following the expiration or earlier termination of this Lease, Landlord shall have the right to remove the Generator and repair all resulting damage, at Tenant’s sole cost.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

LANDLORD:

RO PARKWAY ASSOCIATES, LLC,
a Delaware limited liability company

By:	BLC River Oaks, LLC,
a California limited liability company
its Managing Member

	By:	Bixby Land Company,
a California corporation
its Manager

		By:	/s/ Aaron Hill
		Print Name:	Aaron D. Hill
		Title:	Vice President

		By:	/s/ Martin O’Hea
		Print Name:	Martin T. O’Hea
		Title:	Executive Vice President, CFO

TENANT:

NIMBLE STORAGE, INC.,

a Delaware corporation

By:	/s/ Suresh Vasudevan
	Print Name:	Suresh Vasudevan
	Title:	CEO

By:	/s/ Anup Singh
	Print Name:	Anup Singh
	Title:	CFO

[ ]
Tenant’s Tax ID Number (SSN or FEIN)

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EXHIBIT A

SITE PLAN SHOWING PREMISES

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EXHIBIT B

WORK LETTER

This Work Letter (“Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Tenant hereby accepts the base, shell and core of the Premises (collectively, the “Base, Shell and Core”), in current “AS-IS” condition existing as of the date of the Lease and the Commencement Date, subject to and without limiting Landlord’s repair, maintenance, warranty and other obligations under the Lease. Further, as of the date of Landlord’s delivery to Tenant of the Premises Ready for Occupancy, Tenant shall accept the Premises “AS-IS” subject only to completion of Punch List Items, rights under the Construction Warranty referenced below, and Landlord’s repair and maintenance obligations under this Lease. Notwithstanding the foregoing, if it is determined that the Tenant Improvements or the Premises were not in good condition and in compliance with applicable laws, rules and regulations as of the date of delivery to Tenant, and such non-compliance is not due to Tenant’s particular use of, or activities or work in, the Premises, Landlord shall (in addition to enforcing any applicable Construction Warranty but otherwise as Tenant’s sole remedy therefor, subject to and without limiting Landlord’s ongoing repair and maintenance obligations under the Lease) correct such non-compliance at no cost to Tenant within a commercially reasonable time after Landlord’s receipt of written notice thereof (provided that such notice must be received within ninety (90) days following the Commencement Date).

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of, but not exceeding, $30.00 per rentable square foot of the Premises (i.e., up to $4,938,240.00, based on 164,608 rentable square feet of the Premises), for the costs relating to the initial design and construction of the improvements to be constructed by Landlord to the Premises under this Work Letter (the “Tenant Improvements”). Notwithstanding the foregoing, if any balance of the Tenant Improvement Allowance remains after the Tenant Improvements have been fully completed, such remaining balance shall be applied towards Monthly Base Rent next coming due under this Lease following Substantial Completion of the Tenant Improvements and completion of all Punch List Items.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1 payment of the reasonable, out-of-pocket fees, charged and costs invoiced by Tenant’s construction/project management consultants, the “Architect” and the “Engineers”, as those terms are defined in Section 3.1 of this Work Letter, including with respect to the preparation and review of all construction plans and drawings, as that term is defined in Section 3.1 of this Work Letter;

2.2.2 the payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 the cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, trash removal and hoists and costs of utilities;

2.2.4 the cost of any changes in the Base, Shell and Core when such changes are required by the Approved Working Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

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2.2.5 the cost of any changes to the Approved Working Drawings or Tenant Improvements required by Code or any other applicable laws;

2.2.6 sales and use taxes and Title 24 fees;

2.2.7 the “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Work Letter;

2.2.8 the cost of all utilities and services consumed at the Project during the construction of the Tenant Improvements and during any Early Access Period; and

2.2.9 all other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

Notwithstanding the foregoing or anything to the contrary in this Work Letter, Landlord shall not charge or disburse the Tenant Improvement Allowance for the following: (i) charges and expenses for changes to the Approved Working Drawings that are not required to comply with laws and have not been approved in writing or requested by Tenant; (ii) wages, labor and overhead for over-time and premium time (unless approved in writing by Tenant); (iii) additional costs and expenses incurred by Landlord on account of any contractor’s or any subcontractor’s default or construction defects; (iv) principal, interest and fees for any construction or permanent financing; (v) with the exception of the Landlord Supervision Fee and fees paid to Tenant’s construction/project management consultant as referenced above, any fees or charges for construction management, supervision, profit, overhead or general conditions by Landlord or any third party other than the contractor performing the Work; (vi) costs for which Landlord receives reimbursement from others, including, without limitation, insurers and warrantors (and Landlord shall use commercially reasonable efforts to enforce any such rights of reimbursement); (vii) penalties and late charges attributable to Landlord’s failure to pay the costs of completing the Tenant Improvements in a timely fashion; (viii) costs arising from or in connection with the presence of any Hazardous Materials (including, without limitation, asbestos) on the Building or Premises unless and to the extent brought to the Premises by Tenant, its agents, employees or contractors; or (ix) costs incurred to remedy any violations of law existing with respect to the Premises as of the date of execution and delivery of this Lease and prior to the commencement of the Tenant Improvements (excluding any violations arising out of the performance of any of the Tenant Improvements); (x) insurance premiums for other than insurance carried by architects, engineers and contractors designing and performing the Tenant Improvements and “course of construction” (builders’ risk) coverage maintained during the construction of the Tenant Improvements; or (xi) attorneys’ and experts’ fees incurred in connection with the resolution of disputes and breach of contract claims relating to the design or construction of the Tenant Improvements

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Landlord and Tenant have agreed upon and approved Studio G (“Architect”) as the licensed and experienced architects who will to prepare the plans, specifications and drawings for the Tenant Improvements as set forth herein. Following the execution and delivery of this Lease, Landlord shall thereafter release the Architect to commence programming, schematic design and design development, subject to any prior agreement of Landlord and Tenant with respect to the commencement of this work prior to execution and delivery of this Lease. Landlord shall retain engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, electrical, plumbing, HVAC and fire life safety work in the Premises, which Engineers shall be subject to the prior approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding that any plans or drawings are reviewed by Landlord, its agents, employees or contractors, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord, its employees, agents or contractors, Landlord and its employees shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the plans or drawings, and Tenant’s waiver and indemnity set forth in Article 17 of the Lease as to Landlord and its employees only shall specifically apply to the plans and drawings referenced herein; provided, however, that nothing herein shall be deemed to release or limit the liability of Landlord’s Architect, Engineers, and other independent consultants from any professional errors or omissions. In this regard, Landlord shall use commercially reasonable efforts to enforce, including on behalf of Tenant, the terms of any agreements entered into with the Contractor, Architects, Engineers, or other

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parties designing or constructing the Tenant Improvements, including all rights under Construction Warranties and claims against professional errors and omissions coverage or other insurance maintained by any of such parties.

3.2 Final Space Plan. Landlord acknowledges the description of the Tenant Improvements stated on Schedule 1 attached hereto and made a part hereof. Promptly following the execution and delivery of this Lease, Landlord and Tenant shall mutually approve a detailed space plan equivalent to one hundred percent (100%) complete design development documents for the construction of the Tenant Improvements. During the course of completion of the design development documents, Landlord and Tenant shall communicate and exchange information (with each other and the Architect) and shall cooperate with each other to achieve mutually satisfactory design development documents. In the event any dispute arises between Landlord and Tenant with respect to the approval of the Final Space Plan, Landlord and Tenant shall promptly meet and confer and negotiate in good faith to resolve the dispute.

3.3 Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Tenant for Tenant’s approval. Final Working Drawings shall be submitted to Tenant for review at approximately the 25%, 50%, 75% and 100% stages of completion of such documents. Tenant and its consultants shall have the right to review and comment on the Final Working Drawings during each of these stages and Landlord shall direct the Architect to incorporate all comments on such documents that are reasonably requested by Tenant and reasonably acceptable to Landlord (Tenant shall be responsible for coordinating its consultants’ comments and presenting them together on a timely basis). Additionally, the Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within five (5) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant; provided, however, that Tenant may only disapprove the Final Working Drawings to the extent the same does not (subject to changes reasonably required by Landlord) represent the logical evolution of the Final Space Plan (“Working Drawing Design Problem”). Tenant’s failure to approve or reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Working Drawing Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Working Drawings or such revisions. If Tenant timely disapproves the Final Working Drawings or such revisions in any respect, it shall deliver its detailed written proposal for required changes to Landlord and the parties shall negotiate in good faith to reach agreement on the Final Working Drawings.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow “Contractor”, as that term is defined in Section 4.1 of this Work Letter, to commence and fully complete the construction of the Tenant Improvements (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord and Tenant, which shall not be unreasonably withheld, conditioned or delayed.

3.5 Project Schedule. Attached hereto as Exhibit G is a Project Schedule setting forth the reasonably projected time frames for each phase of the design and construction of the Tenant Improvements pursuant to this Work Letter (as it may be supplemented and updated from time to time, the “Project Schedule”). In connection with finalizing the Approved Working Drawings and following selection of a Contractor, Landlord will cause to be prepared and delivered to Tenant a detailed schedule of the construction phases of the Project Schedule reflecting the reasonably projected time to construct the improvements specified in the Approved Working Drawings, and as the work progresses Landlord shall cause Contractor and/or Architect to promptly notify Landlord and Tenant of any necessary modification of the Project Schedule based upon revisions of the scope or nature of the work, events or occurrences or other factors affecting the expected time for completion, and shall issue a revised Project Schedule.

3.6 Time Deadlines. Tenant and Landlord shall use reasonable good faith efforts to cooperate with one another and with the Architect, the Engineers, and the Contractor to

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complete all phases of the Final Space Plan and the Approved Working Drawings, to obtain all necessary Permits, and with Contractor, for approval of the “Cost Proposal”, as that term is defined in Section 4.2 below within the time frames stated in this Work Letter and pursuant to the Project Schedule. From and after the execution and delivery of this Lease, Landlord and Tenant shall hold weekly project meetings that will include Landlord and its project manager, Tenant and its project manager, Architect, and Tenant’s design consultant. Architect shall document each meeting and promptly distribute meeting minutes after each meeting. The project meetings will be held on a weekly basis through the final completion of the Tenant Improvements.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. A qualified and experienced licensed general contractor, under the supervision of Landlord and selected by Landlord (with Tenant’s prior written approval, not to be unreasonably withheld, conditioned or delayed), shall construct the Tenant Improvements (the “Contractor”). Landlord and Tenant confirm and agree that South Bay Construction has been selected to complete certain pre-construction work relating to the Tenant Improvements. The following three (3) qualified and licensed contractors have been mutually selected to competitively bid the work necessary to complete the Tenant Improvements: Skyline Construction, XL Construction and South Bay Construction, and an additional mutually approved non-union contractor shall also be invited to submit a bid for the construction of the Tenant Improvements. Following receipt of the bids from each of these four (4) contractors, Landlord and Tenant shall mutually agree upon and select the Contractor to complete the Tenant Improvements.

4.2 Pre- Construction Work: Cost Proposal. Tenant hereby authorizes Landlord to proceed with the necessary design and permitting work in order to prepare for completion of the Tenant Improvements, and confirms that Landlord may charge the soft costs incurred in completing such preliminary work against the Tenant Improvement Allowance in an amount not to exceed $5.00 per rentable square foot of the Premises. After the Approved Working Drawings are signed by Landlord and Tenant and the Contractor has been selected, Landlord shall provide Tenant with a final cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include the reasonably projected cost of all Tenant Improvement Allowance Items to be incurred in connection with the design, permitting and construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall provide Landlord with notice approving or disapproving the Cost Proposal within five (5) business days of the receipt of the same. If Tenant disapproves the Cost Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Working Drawings that Tenant requests in order to resolve its objections to the Cost Proposal. Landlord and Tenant shall promptly meet and confer and negotiate in good faith to attempt to resolve any dispute they may have in connection with the Cost Proposal. Based upon the approved Cost Proposal, Landlord will enter into a construction contract with Contractor on a “stipulated sum” basis (“Construction Contract”), which Construction Contract shall also set forth a projected date for Substantial Completion of the Tenant Improvements. Prior to execution and delivery of such stipulated sum construction contract with Contractor, Landlord shall provide to Tenant for review a copy of the proposed contract.

4.3 Construction of Tenant Improvements by Landlord’s Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. Following Tenant’s review and approval of the Cost Proposal and in connection with Landlord’s execution of the Construction Contract, and in any event prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord cash in an amount equal to 25% of the projected Over-Allowance Amount (as defined below). As used herein, the “Over-Allowance Amount” shall mean an amount equal to the difference between (i) the amount shown in the mutually approved Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or committed for disbursement, in accordance with the terms of his Work Letter). Tenant shall be obligated to pay the balance of the Over-Allowance Amount as follows:

•

The next 25% of the Over-Allowance Amount shall be paid by Tenant to Landlord within ten (10) business days following delivery to Tenant of an invoice from Contractor confirming that the Tenant Improvement Work is 25% complete.

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•

The next 25% of the Over-Allowance Amount shall be paid by Tenant to Landlord within ten (10) business days following delivery to Tenant of an invoice from Contractor confirming that the Tenant Improvement Work is 50% complete.

•

The remaining 25% of the Over-Allowance Amount shall be paid by Tenant to Landlord within ten (10) business days following delivery to Tenant of an invoice from Contractor confirming that the Tenant Improvement Work is 75% complete.

The Over-Allowance Amount delivered to Landlord shall be disbursed and applied in the same manner as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Date, Tenant shall request any revisions, changes, or substitutions to the Approved Working Drawings or the Tenant Improvements and Contractor is entitled to charge additional amounts for completion of the Tenant Improvements under the terms of the Construction Contract, the additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord within ten (10) business days following Landlord’s delivery of an invoice from Contractor setting forth the additional costs resulting in an increase of the existing Over-Allowance Amount. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be. Notwithstanding the foregoing, Tenant shall have the reasonable right to review Landlord’s and Contractor’s records with respect to the cost of construction of the Tenant Improvements and the calculation of the Over-Allowance Amount, and in the event of any dispute regarding such costs or amounts, the parties shall meet to resolve any such dispute in good faith.

4.3.2 Landlord Supervision Fee. After the Contractor has been selected, Landlord shall enter into a contract with Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal, in a good and workmanlike manner, and in accordance with all applicable governmental laws, rules and regulations. Landlord shall supervise the construction by Contractor, and Tenant shall pay (as a charge against the Tenant Improvement Allowance on a progress payment basis) a construction supervision and management fee (the “Landlord Supervision Fee”) in an amount equal to the product of (i) four percent (4%) and (ii) an amount equal to the Tenant Improvement Allowance plus any Over-Allowance Amount (as applicable).

4.3.5 Contractor’s Warranties and Guarantees. Landlord confirms that it shall require Contractor to issue an industry standard one-year warranty in connection with the completion of the Tenant Improvements. Landlord hereby assigns to Tenant all warranties and guarantees by Contractor relating to the Tenant Improvements (collectively, “Construction Warranty” or “Construction Warranties”), which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 5

SUBSTANTIAL COMPLETION; COMMENCEMENT DATE

5.1 Substantial Completion. For purposes of the Lease, including for purposes of determining the Commencement Date (as set forth in Section 1(g) of the Lease), the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur when: (i) the construction of the Tenant Improvements in the Premises has been completed pursuant to the Approved Working Drawings (as modified by approved Change Orders), with the exception of “Punchlist Items”, and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by; (ii) all of the Building Systems shall be completed and in good order and operating condition, except for Punch List Items; (iii) Landlord shall have obtained all governmental permits and approvals required for the legal occupancy of the Premises and the completion of the Tenant Improvements; and (iv) Landlord shall have delivered to Tenant a current list of Punchlist Items, certified by Landlord and approved by Tenant (such approval not to be unreasonably withheld, conditioned or delayed). Landlord shall use commercially reasonable efforts to keep Tenant

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informed as to any change in Landlord’s estimate of the date upon which Substantial Completion will occur, including through revisions of the Project Schedule. As used herein, the term “Punch List Items” shall mean details of construction, decoration, and mechanical adjustment which in the aggregate, are minor in character and do not interfere with Tenant’s use or enjoyment of the Premises. Landlord shall cause all Punch List Items to be completed by the Contractor and shall obtain a final version of any temporary governmental permits and approvals necessary to occupy the Premises within thirty (30) days after Substantial Completion or as soon thereafter as is reasonably practicable.

5.2 Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Premises (as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

5.2.1 Tenant’s failure to timely approve or reasonably disapprove any matter requiring Tenant’s approval, including a the Cost Proposal and/or Tenant’s failure to timely perform any other obligation or act required of Tenant hereunder;

5.2.2 a breach by Tenant of the terms of this Work Letter (including, without limitation, any anticipatory breach as referenced in Section 6.4 below) that is not cured within one (1) business day after Tenant has received written notice of such breach from Landlord;

5.2.3 Tenant’s request for changes in the Approved Working Drawings;

5.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Commencement Date); and

5.2.5 any other act or omission of any kind or nature caused by resulting from the acts or negligence of Tenant, or its agents, or employees that is not remedied within one (1) business day after Tenant has received written notice of such delay from Landlord;

then, provided that Tenant shall have first received no less than one (1) business days written notice of the occurrence of a Tenant Delay, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Commencement Date (as set forth in Section 1(g) of the Lease) shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred, but in no event shall the Commencement Date occur prior to November 1, 2013.

5.3 Landlord Delay. As referenced in the Lease and this Work Letter, a “Landlord Delay” shall mean an actual delay in the delivery to Tenant of the Premises Ready for Occupancy due to material and unreasonable interference by Landlord, its agents, employees or contractors with the completion of the Tenant Improvements, or the misconduct or negligence of Landlord or its agents, employees or contractors which results in any such delay. If Tenant contends that a Landlord Delay has occurred and will delay Substantial Completion of the Tenant Improvements, Tenant shall notify Landlord in writing (the “Delay Notice”) of the event which constitutes such delay. If such actions, inactions or circumstances described in the Delay Notice are not cured by Landlord within three (3) business days after Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualifies as a Landlord Delay, then such delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends, and such Landlord Delay shall affect the Commencement Date only if and to the extent it is established that the Tenant Improvements would have been completed as of an earlier date if the Landlord Delay had not occurred. Landlord and Tenant each agree to reasonably cooperate in the prompt and efficient completion of the Tenant Improvements and to use commercially reasonable and diligent efforts to promptly address and minimize the effects of any Landlord Delay.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated Awanish Mishra as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

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6.2 Landlord’s Representative. Landlord has designated Mike Hodges as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of monetary or material non-monetary default by Tenant of this Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written notice instructing Landlord to cease the design and/or construction process, advising that Tenant does not intend to occupy the Premises, and/or any other anticipatory breach of the Lease, and which is not cured by Tenant within three [3] business days after Tenant’s receipt of written notice thereof by Landlord) or the Lease (beyond applicable notice and cure periods) has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5.2 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to a default by Tenant as described in Section 21 of the Lease or under this Work Letter (including, without limitation, any anticipatory breach described above in this Section 6.4), then (A) Tenant shall be liable to Landlord for all damages available to Landlord pursuant to the Lease and otherwise available to Landlord at law and/or in equity by reason of a default by Tenant under the Lease or this Work Letter (including, without limitation, the remedies available to Landlord pursuant to California Civil Code Section 1951.2), and (B) Tenant shall pay to Landlord, as Additional Rent under the Lease, within thirty (30) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. For purposes of calculating the damages available to Landlord under California Civil Code 1951.2, the Commencement Date shall be deemed to be the date which the Commencement Date would have otherwise occurred but for such default by Tenant.

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SCHEDULE 1 TO EXHIBIT B

DESCRIPTION OF TENANT IMPROVEMENTS

The Tenant Improvements Will include open office areas, conference rooms, break rooms, coffee bar areas, an executive briefing center, software and hardware labs, IT data center, engineering lab data center, server rooms, storage rooms, and a shipping/receiving area.

SCHEDULE 1 TO
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EXHIBIT C

ESTOPPEL CERTIFICATE

The undersigned,                                          (“Tenant”), hereby certifies to                                         , as follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated             , 20    , between                      (“Landlord”) and Tenant (the “Lease”), regarding the premises located at                                          (the “Premises”). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The Term of the Lease commenced on             , 20    .

3. The Term of the Lease shall expire on             , 20    .

4. The Lease has: (Initial one)

(            ) not been amended, modified, supplemented, extended, renewed or assigned.

(            ) been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:

5. Tenant has accepted and is now in possession of the Premises.

6. Tenant and Landlord acknowledge that Landlord’s interest in the Lease will be assigned to                                          and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of                                          is obtained, which consent shall not be unreasonably withheld, conditioned or delayed, and that until further notice, payments under the Lease may continue as heretofore.

7. The amount of Monthly Base Rent is $        .

8. The amount of Security Deposit (if any) is $        .

No other security deposits have been made except as follows:                                                             .

9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:                                        .

10. All work required to be performed by Landlord under the Lease has been completed except as follows:                                        .

11. To Tenant’s current actual knowledge, there are no defaults on the part of the Landlord or Tenant under the Lease except as follows:                                        .

12. To Tenant’s current actual knowledge, Tenant presently has no defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows:

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:                                        .

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified. Notwithstanding the foregoing or anything to the contrary contained in this Estoppel Certificate, nothing herein shall constitute or be deemed to constitute an amendment or modification of any term or condition of the Lease or any right or remedy of Tenant thereunder, all of which are expressly reserved.

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The foregoing certification is made with the knowledge that                                          is about to fund a loan to Landlord or                                          is about to purchase the Building from Landlord and that                                          is relying upon the representations herein made in funding such loan or in purchasing the Building.

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IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of             , 20    .

TENANT:

a
SAMPLE ONLY
[NOT FOR EXECUTION]
By:
Print Name:
Title:

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EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations govern the use of the Premises. Tenant will be bound by such rules and regulations and agrees to cause Tenant’s authorized users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord will have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Building, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Building.

3. Tenant will not obstruct any sidewalks, passages, exits or entrances of the Premises. The sidewalks, passages, exits and entrances are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Premises, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building, except as contemplated in such tenant’s lease.

4. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Premises except for such activities as may be expressly requested by a tenant and conducted solely within such requesting tenant’s premises.

5. Landlord reserves the right to prevent access to the Premises in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

6. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Building, Tenant shall be obligated to provide a key to such locks (excluding any safes and vaults and other confidential or proprietary areas).

7. If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first advise Landlord, and comply with, Landlord’s reasonable rules and requirements applicable to such services.

8. No deliveries will be made which impede or interfere with the operation of the Premises.

9. Tenant will not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor will Tenant bring into or keep in or about the Premises any birds or animals, with the exception of service animals (such as “seeing eye” dogs).

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind for which such items are not designed shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule.

11. Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not make any building-to-building solicitation of business from other tenants in the Premises. Tenant will not use the Premises for any business or activity other than that

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specifically provided for in this Lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Premises are prohibited, and Tenant will cooperate with Landlord to prevent such activities.

12. Except as permitted by the Lease, Tenant will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Premises. Tenant will not interfere with radio or television broadcasting or reception from or in the Premises or elsewhere.

13. Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

14. Landlord reserves the right to exclude or expel from the Premises any person who, in Landlord’s reasonable judgment, is in violation of any of the Rules and Regulations.

15. Tenant will store all its trash and garbage within the Building or in other facilities provided therefor. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with reasonable directions issued from time to time by Landlord.

16. The Premises will not be used for lodging nor shall the Premises be used for any improper or reasonably objectionable purpose.

17. Tenant agrees to comply with all reasonable safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or established any governmental agency.

18. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Building closed.

19. Tenant shall use at Tenant’s cost reasonably necessary pest extermination and control contractor(s) at such intervals as Landlord may reasonably require.

20. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined reasonably by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

21. Tenant’s requirements will be attended to only upon appropriate application to Landlord’s property management office for the Premises by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

22. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive anyone or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant.

23. So long as the same do not materially interfere with the rights and benefits afforded to Tenant under the Lease, Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Premises and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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PARKING RULES AND REGULATIONS

(i)	Tenant shall not store or permit its employees to store any automobiles in the parking areas (with the exception of any commuter vans and vehicles owned and operated by Tenant in connection with its business at the Premises) without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Land. If it is necessary for Tenant or its employees to leave an automobile in the parking areas overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)	All directional signs and arrows must be observed.

(iv)	The speed limit shall be 5 miles per hour.

(v)	Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)	Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)	areas not striped for parking

(b)	aisles

(c)	where “no parking” signs are posted

(d)	ramps

(e)	loading zones

(vii)	Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)	Parking areas managers or attendants are not authorized to make or allow any exceptions to these Rules.

(ix)	Every parker is required to park and lock his/her own car.

(x)	Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking areas manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking areas immediately.

(xi)	Parking spaces may be used only for parking automobiles trucks, vans and sport utility vehicles.

(xii)	Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

A.	TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING AREAS OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S OR ITS AGENTS’, EMPLOYEES’ AND CONTRACTORS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

B.	Without limiting the provisions of Paragraph A above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for

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personal injury or property damage occurring to Tenant arising as a result of parking in the parking areas or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by passive negligence, but not active or gross negligence or willful misconduct. If Tenant fails to comply with the parking rules and regulations set forth herein, Landlord shall have the right to take such action as may be necessary to enforcement thereof, which may include the towing of vehicles, attachment of wheel immobilizer units (boots) and the like.

C.	The provisions of Section 31 of the Lease are hereby incorporated by reference as if fully recited.

By executing the Lease to which this Exhibit D is attached, Tenant acknowledges that it has read and agreed to be bound by the forgoing Building Rules and Regulations. Tenant further confirms that it has been fully and completely advised of the potential dangers incidental to parking in the parking areas and the terms and conditions set forth above.

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EXHIBIT E

STATEMENT OF TENANT REGARDING LEASE COMMENCEMENT

The undersigned as Tenant under that certain Triple-Net Lease (Single-Tenant) made and entered into by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company, as Landlord, and the undersigned, as Tenant (the “Lease”), hereby certifies that:

1)	The undersigned has entered into occupancy of the Premises described in said Lease on , 20 , and has accepted the Premises subject to and in accordance with the terms of the Lease.

2)	The Term of the Lease commenced as of , 20 , which date shall be the “Commencement Date” under the terms of the Lease; 3)

3)	The “Expiration Date” of the Lease is , 20 , subject to extension or earlier termination in accordance with the terms and conditions of the Lease.

4)	Tenant’s obligation to pay Monthly Base Rent will commence on , 20 The Abatement Period (as defined in Section 4(d) of the Lease) will commence on , and end on , 20 .

5)	Tenant’s obligation to pay Operating Expenses will commence on , 20 .

Yours very truly,

NIMBLE STORAAGE, INC.,
a Delaware corporation

By:

Name:

Its:

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EXHIBIT F

FORM OF SNDA

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

REAL ESTATE GROUP (AU# 0002955)

2030 Main Street, Suite 800

Irvine, California 92614

Attn: Margie Ramirez

Loan No.: [    ]

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made April 19, 2013, by and between RO Parkway Associates, LLC, a Delaware limited liability company (“Owner”), Nimble Storage, Inc., a Delaware corporation (“Lessee”), and Wells Fargo Bank, National Association (“Lender”).

RECITALS

A.	Pursuant to the terms and provisions of a lease dated April 19, 2013 (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Owner has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing (as amended, supplemented or modified from time to time, the “Deed of Trust”) securing, among other things, a promissory note (as amended, supplemented, replaced or modified from time to time, the “Note”) in the principal sum of approximately $18,965,000.00, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).

C.	As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust.

D.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Owner and Lessee hereby agree that:

1.1	Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

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AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5	Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.	ESTOPPEL. Lessee acknowledges and represents that:

3.1	Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2	Commencement. The date upon which the term of the Lease is anticipated to commence is November 1, 2013. The earliest date upon which the Lease expires is the last day of the ninety-sixth (96th) month following the Commencement Date (as such term is defined in the Lease);

3.3	No Assignment or Subletting. Once the commencement date under the Lease occurs, no one other than Lessee and Lessee’s employees is currently anticipated to occupy or currently has any right to occupy, through Lessee, any part of the Premises;

3.4	No Default. To Lessee’s current actual knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.5	Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease;

3.6	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state “None”) The sum of $360,181.32 paid by Lessee to Owner pursuant to Section 4(a) of the Lease;

3.7	Security Deposit. Lessee paid a security deposit in connection with the Lease in the amount of: (if none, state “None”) None; Letter of Credit in the amount of 3,900,000.00 posted by Lessee pursuant to the Lease;

3.8	No Rights of Purchase. Lessee does not have any rights or options to purchase the Premises or the building in which the Premises is located; and

3.9	No Bankruptcy. No actions, voluntary or otherwise, are pending against Lessee under any bankruptcy, receivership, insolvency or similar laws of the United States or any state thereof.

4.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1	Modification and Termination. Lender will not be bound by any modification or amendment of the Lease that has the effect of (i) reducing the rent or additional rent owed by Lessee, (ii) shortening or lengthening the term of the Lease, or adding, or increasing Lessee’s rights under, any renewal or expansion option or right of first refusal or first offer, or (iii) materially increasing Lessor’s obligations under the Lease, without Lender’s prior written consent in each case, which consent shall not be unreasonably withheld, conditioned or delayed;

4.2	Cancellation. Unless expressly contemplated by the Lease, Lessee will not consent to any cancellation of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Lessor in consideration of any cancellation of the Lease (in whole or in part) without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

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4.3	Notice of Default. Lessee will use reasonable efforts to notify Lender in writing of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence and so long as Tenant’s use and enjoyment of the Premises is not materially impaired during such period. Notwithstanding the foregoing, if Lessee shall inadvertently fail to provide such default notice to Lender, such failure shall not constitute a default of Lessee hereunder or under the Lease, but no such notice or statement shall be binding on Lender until actually delivered by Lessee in accordance with the notice provisions set forth below, and Lessee shall have no right to terminate the Lease until Lender has received notice and had the opportunity to cure as set forth above in this Section 4.3;

4.4	No Advance Rents. Lender will not be bound by any prepayments of rent by Lessee more than one (1) month in advance of the time when the same become due under the Lease; and

4.5	Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust. Lessor represents to Lessee that under the Deed of Trust documents Lessor waives any right, claim or demand it may have against Lessee by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Lessee to make such payment to Lessor.

5.	ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1	Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2	Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3	No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; provided, however, notwithstanding the foregoing, Tenant may exercise its self-help rights subject to and in accordance with the terms of Section 22(b) of the Lease so long as Lender is provided the opportunity to exercise all rights of Landlord under the terms of such Section 22(b), including without limitation, notice and cure rights prior to the exercise of any rental offset; and

5.4	Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations first accruing thereafter shall terminate as to Lender.

6.	NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no default (beyond applicable notice and cure periods) on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect as a direct agreement between Lender, as landlord, and Lessee, as tenant, and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal to purchase with respect to the Property. The lien of the Deed of Trust does not and will not encumber any trade fixtures, equipment or personal property used by Lessee in its business on the Property.

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7.	MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

“OWNER”

RO Parkway Associates, LLC

2211 Michelson Drive, Suite 500

Irvine, CA 92612

Attention: Martin O’Hea

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank, National Association

Real Estate Group (AU# 0002955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attention: Andrew Amaro

Loan No.[    ]

“LESSEE”

After the “Commencement Date” of the Lease

Nimble Storage, Inc.

211 River Oaks Parkway

San Jose, California

Attention: Chief Financial Officer.

Prior to the Commencement Date of the Lease:

Nimble Storage, Inc.

2740 Zanker Road

San Jose, CA 95134

Attn: Chief Financial Officer.

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

7.6	INCORPORATION. Exhibit A is attached hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Andrew Amaro
Its: Vice President

[Remainder of this page intentionally left blank.]

Signature Page

To

Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel,

Attornment and Non-Disturbance Agreement

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LENDER’S ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF                                          ss.

On                                          before me,                                                              , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) isfare subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(les), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires.

Acknowledgement

To

Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel,

Attornment and Non-Disturbance Agreement

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“LESSEE”

NIMBLE STORAGE, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

[Signatures continues on following page]

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LESSEE’S ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF                                          ss.

On                                          before me,                                                              , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) isfare subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(les), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires

Acknowledgement

To

Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel,

Attornment and Non-Disturbance Agreement

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“OWNER”

RO PARKWAY ASSOCIATES, LLC.
a Delaware limited liability company

By:	BLC River Oaks, LLC
a California limited liability company,
its Managing Member

	By:	Bixby River Oaks, LLV
a California limited liability company
its Managing Member

By:
Name:
Its:

By:
Name:
Its:

Signature Page

To

Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel,

Attornment and Non-Disturbance Agreement

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OWNER’S ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF                                          ss.

On                                          before me,                                                              , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) isfare subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(les), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires.

Acknowledgement

To

Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel,

Attornment and Non-Disturbance Agreement

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EXHIBIT A

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement, Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of April 19, 2013 executed by RO Parkway Associates, LLC, a Delaware limited liability company, as “Owner”, Nimble Storage, Inc., as “Lessee”, and Wells Fargo Bank, National Association, as “Lender”.

All that certain real property located in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel 3, as shown upon that certain Map entitled, “Parcel Map being a portion of Parcel 1 & Parcel 2, of the Parcel Map Recorded in Book 462 of Maps Page 47, Santa Clara County Records”, which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on June 18, 1982 in Book 501 of Maps, at Pages 31 and 32.

PARCEL ONE A:

An Easement for the purpose of ingress and egress over the Northerly 16.00 feet of Parcels 1 and 2, as said parcels are shown upon that certain Map entitled, “Parcel Map being a resubdivision of Parcel 4 of Parcel Map Recorded In Book 456 at Pages 46-40, Santa Clara County Records”, which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on April 29, 1980 in Book 462 of Maps, at Pages 47 and 48.

Excepting therefrom all that portion thereof lying Westerly of that certain course described as South 19°.06’ East 0.38 chains in the Deed to the State of California, Recorded on October 17, 1927 in Book 355 Official Records Page 41, Santa Clara County Records.

PARCEL ONE B:

An easement 16.00 feet in width for the purpose of ingress and egress, the Southerly line of which is described as follows:

Beginning at a Southwesterly corner of that certain Tract of Land described In the Deed to the State of California, Recorded on October 17, 1927 in Book 355 Official Records, Page 41, Santa Clara County Records, said point also being in the Southerly line of Mauvais Lane 16.00 feet wide; thence from said Point of Beginning South 70° 56’ 15” West along the Westerly prolongation of the Southerly line of said land described to the State of California, also being the Southerly line of Mauvais Lane to the point of intersection thereof with the Easterly line of Zanker Road and the terminus of said easement.

PARCEL TWO:

All of Parcel 2, as shown upon that certain Map entitled, “Parcel Map being a portion of Parcel 1 & Parcel 2, of the Parcel Map recorded in Book 462 of Maps, page 47, Santa Clara County Records’’, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on June 18, 1982 in Book 501 of Maps, at Pages 31 and 32.

PARCEL TWO A:

An Easement for the purpose of ingress and egress over the Northerly 16.00 feet at Parcels 1 and 2, as said Parcels are shown upon that certain Map entitled “Parcel Map being a resubdivision of Parcel 4 of Parcel Map recorded in Book 456 at Pages 36-40, Santa Clara County Records”, which Map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on April 29, 1980, in Book 462 of Maps at pages 47 and 48.

Excepting therefrom all that portion thereof lying Westerly of that certain course described as 19° 06’ East, 0.38 chains In the Deed to the State of California, recorded on October 17,1927 in Book 355 Official Records, Page 41, Santa Clara County Records.

PARCEL TWO B:

An easement 16.00 feet in width for the purpose of ingess and egress, the Southerly line of which is described as follows:

Beginning at a Southwesterly comer of that certain tract of rand described in the Deed to the State of California, recorded on October 17, 1927 In Book 355 Official Records, Page 41, Santa Clara County Records. Said point also being in the Southerly line of Mauvais Lane 16.00 feet wide; thence from said Point of Beginning south 70° 56’ 15” West along the Westerly prolongation of the Southerly line of said land described to the State of California, also being the Southerly line of Mauvais Lane to the point of intersection thereof with the Easterly line of Zanker Road and the terminus of said easement.

APN: 097-33-033, 097-33-034

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EXHIBIT G

PROJECT SCHEDULE

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RIDER NO. 1

EXTENSION OPTION RIDER

This Rider No. 1 is made and entered into by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NIMBLE STORAGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant (1) option (the “Extension Option”) to extend the Term of the Lease for an additional period of sixty (60) months (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall equal the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of Rider No. 2 attached to the Lease.

2. The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is twelve (12) months and no later than that date which is nine (9) months prior to the expiration of the then current Term of the Lease. The Extension Option shall, at Landlord’s sole option, not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant has (a) committed an uncured event of monetary or material non-monetary default whose cure period has expired pursuant to Section 21 of the Lease, (b) assigned all or any portion of the Lease or its interest therein to any other party other than a Transferee pursuant to a Permitted Transfer, or (c) sublet more than fifty percent of the Premises to any other party other than a Transferee pursuant to a Permitted Transfer. Provided Tenant has properly and timely exercised the Extension Option, the then current term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above.

3. Tenant’s Extension Option is further subject to the terms and conditions of Rider No.3 attached hereto.

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RIDER NO. 2

FAIR MARKET RENTAL RATE

This Rider No. 2 is made and entered into by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NIMBLE STORAGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term “fair market rental rate” as used in the Lease and any Rider attached thereto shall mean the annual amount per square foot, projected during the Option Term that a willing, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable class office building project located in the North San Jose, California market area (the “Comparison Area”) would accept, in an arm’s length transaction, for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, whether a tenant improvement allowance, free rent, and other market concessions will be provided, distinctions between “gross” and “net” leases, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term. Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above. The fair market rental rate shall include the periodic rental increases that would be included for space leased for the period of the Option Term.

2. Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than ninety (90) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s disapproval thereof. If within Tenant’s Review Period Tenant objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Section 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal within five (5) days business days after the Outside Agreement Date, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3. (a) Landlord and Tenant shall each appoint one (1) competent, independent and impartial commercial real estate broker with at least ten (10) years full time commercial real estate brokerage experience in the Comparison Area (each a “broker”). The determination of the brokers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the brokers, taking into account the requirements specified in Section 1 above. Each such broker shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two (2) brokers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed broker agree upon and appoint a third broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) brokers.

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(c) The three (3) brokers shall within thirty (30) days of the appointment of the third broker reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof.

(d) The decision of the majority of the three (3) brokers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the Extension Option. If either Landlord or Tenant fails to appoint an broker within the time period specified in Section 3(a) hereinabove, the broker appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an broker could have last appointed such broker reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such broker’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the Extension Option.

(e) If the two (2) brokers fail to agree upon and timely appoint a third broker, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Santa Clara County to appoint a third broker meeting the qualifications set forth herein. The third broker, however, selected, shall be a person who has not previously acted in any capacity for either party.

(f) The cost of each party’s broker shall be the responsibility of the party selecting such broker, and the cost of the third broker (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the broker(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the brokers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.

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RIDER NO. 3

OPTIONS IN GENERAL

This Rider No. 3 is made and entered into by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NIMBLE STORAGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

(a) Definition. As used in the Lease and any Rider or Exhibit attached thereto, the word “Option” shall mean all options granted to Tenant under the Lease, including the Extension Option pursuant to Rider No.1 attached thereto.

(b) Option Personal. The Option granted to Tenant is personal to the original Tenant executing the Lease (the “Original Tenant”) and any Transferee pursuant to a Permitted Transfer and may be exercised only by the Original Tenant while occupying not less than fifty percent of the Premises and without the intent of thereafter assigning the Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the Original Tenant and any Transferee pursuant to a Permitted Transfer. The Option granted to Tenant under the Lease is not assignable separate and apart from the Lease, nor may the Option be separated from the Lease in any manner, either by reservation or otherwise.

(c) Effect of Default on Options. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation under the terms of the Lease (beyond any applicable notice and cure period) as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (ii) Tenant has been in monetary or material non-monetary default (beyond any applicable notice and cure periods) two (2) or more times during the last (12) consecutive month period of the initial Term.

(d) Option as Economic Term. The Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, mayor may not offer in conjunction with any future extensions of the Term.

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RIDER NO. 4

LETTER OF CREDIT RIDER

This Rider No. 4 is made and entered into by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NIMBLE STORAGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Within three (3) business days following the full execution and delivery of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease (beyond any applicable notice and cure periods), an irrevocable standby letter of credit (the “Letter of Credit”), in substantially the form attached hereto as Exhibit 1 or as otherwise reasonably approved by Landlord and containing the terms required herein, payable in the City of San Jose, California, running in favor of Landlord issued by Silicon Valley Bank, or another solvent, nationally recognized commercial bank that is acceptable to Landlord in its reasonable discretion (the “Bank”) and is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; and (b) has a long term rating of BBB or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd., under the supervision of the Superintendent of Banks of the State of California, or a national banking association] (collectively, the “Letter of Credit Issuer Requirements”), in the amount of Three Million Nine Hundred Thousand Dollars ($3,900,000.00) (the “Letter of Credit Amount”). Upon satisfaction of the LOC Release Conditions (defined in Section 8 below), the Letter of Credit shall be released and returned to Tenant, and as a condition to release of the Letter of Credit, Tenant shall deliver to Landlord the cash Security Deposit which will thereafter be held by Landlord in accordance with the terms of Section 6 of the Lease.

2. The Letter of Credit shall be (i) at sight and irrevocable (subject to the specific terms set forth therein), (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Commencement Date and continuing until the date (the “Letter of Credit Expiration Date”) which is (120) days after the Expiration Date, and shall provide for automatic renewals of one-year periods or Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to “The Uniform Customs and Practice for Documentary Credits” (2007 Revision) International Chamber Of Commerce Publication No. 600, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statement that the terms and conditions of the Lease authorize Landlord to draw under the Letter of Credit, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this Rider at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.

3. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity that is assuming Landlord’s interest in this Lease and the Premises. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability with respect to the Letter of Credit, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a

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new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

4. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Rider, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 21 of the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole but reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Rider, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Rider, and the proceeds of the Letter of Credit may be applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under the Lease and against any rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under the Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.

5. Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant is in default under the Lease (beyond applicable notice and cure periods) and to compensate Landlord for all losses and damages Landlord may suffer as a result of the occurrence of any default on the part of Tenant under the Lease (beyond applicable notice and cure periods) and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6. Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then Tenant shall within ten (10) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of the Lease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in the Lease to the contrary, Tenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such ten (10) day period Landlord shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Rider, and Tenant shall within ten (10) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Rider and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Rider or the Lease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period).

7. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the

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terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws with respect to the Letter of Credit.

8. Provided that there exists no monetary or material non-monetary default by Tenant under the Lease (beyond any applicable notice and cure periods), Tenant shall be entitled to a release and return of the Letter of Credit upon satisfaction of the following conditions (collectively, the “LOC Release Conditions”): either (a) Tenant shall achieve an “investment grade rating” from any of the three (3) rating agencies (Moody’s Investors Service, Standard & Poor’s, and Fitch Ratings Ltd.); or (b) Tenant shall have satisfied each of the following financial tests effective as of the end of any fiscal quarter ending as of a date from and after month twenty-four (24) of the initial Term (November 30, 2015):

•	Tenant shall have achieved Net Revenue equal to or in excess of $175 million over the prior four (4) fiscal quarters; and

•	Tenant shall have achieved pre-tax profit equal to or in excess of $15 million over the prior four (4) fiscal quarters; and

•

During the last fiscal quarter in which Tenant shall have satisfied the prior two (2) metrics, Tenant’s shall have achieved a total market capitalization of at least $1.25 billion as of the market close for a trading day during such quarter. (Accordingly, if this third metric is not achieved in the last fiscal quarter, Tenant shall be required to make a new submittal for the next fiscal quarter in which the first two metrics are satisfied).

In order to obtain a release and surrender of the Letter of Credit, Tenant shall deliver to Landlord a written notice requesting the release and surrender of such Letter of Credit, which notice shall be accompanied by (i) full written evidence of the satisfaction of the LOC Release Conditions, as referenced above, and (ii) immediately available funds in the amount of $367,930.27, representing the Security Deposit (which Landlord shall promptly release back to Tenant if it fails to release the Letter of Credit within the time frame stated in the next sentence). Upon receipt of Tenant’s notice requesting release of the Letter of Credit, Landlord shall have fifteen (15) business days to review Landlord’s records with respect to Tenant’s performance under the Lease and satisfaction of the LOC Release Conditions. Tenant shall reasonably cooperate with requests by Landlord for information regarding Tenant’s performance under the Lease and Tenant’s current financial condition.

[CONTINUED ON NEXT PAGE]

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EXHIBIT 1 TO LETTER OF CREDIT RIDER

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: NIMBLE STORAGE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:              , 20

BENEFICIARY:

RO PARKWAY ASSOCIATES, LLC

C/O BIXBY LAND COMPANY

2211 MICHELSON DRIVE, SUITE 500

IRVINE, CA 92612

ATTENTION: PROPERTY MANAGER, BIXBY@RlVER OAKS

APPLICANT:

NIMBLE STORAGE, INC.

2740 ZANKER ROAD, 2ND FLOOR

SAN JOSE, CA 95154

AMOUNT:	US$3,900,000.00 (THREE MILLION NINE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE: April XX, 2014

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF          IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HISIHER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A)	“BENEFICIARY, AS LANDLORD, IS NOW ENTITLED TO DRAW UPON SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE AGREEMENT DATED APRIL XX, 2013 FOR PREMISES LOCATED AT BIXBY @ RIVER OAKS”

OR

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY NIMBLE STORAGE, INC. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

CLIENT’S SIGNATURE(S) FILE NAME: \NIMBLE_RO PARKWAY_V3_05APR13	DATE

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THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: NIMBLE STORAGE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:              , 20

(B)	“SILICON VALLEY BANK HAS NOTIFIED US THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE AND APPLICANT HAS NOT DELIVERED TO BENEFICIARY AT LEAST SIXTY (60) DAYS PRIOR TO THE CURRENT EXPIRATION A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

OR

(C)	“TENANT HAS FILED A VOLUNTARY PETITION UNDER THE FEDERAL BANKRUPTCY CODE;”

OR

(D)	“AN INVOLUNTARY PETITION HAS BEEN FILED AGAINST TENANT UNDER THE FEDERAL BANKRUPTCY CODE.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND FEBRUARY 28, 2022, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY NIMBLE STORAGE, INC. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

CLIENT’S SIGNATURE(S) FILE NAME: \NIMBLE_RO PARKWAY_V3_05APR13	DATE

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THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: NIMBLE STORAGE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:              , 20

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON V ALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF21O, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES - STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY NIMBLE STORAGE, INC. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

CLIENT’S SIGNATURE(S) FILE NAME: \NIMBLE_RO PARKWAY_V3_05APR13	DATE

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THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: NIMBLE STORAGE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:              , 20

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”)

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY NIMBLE STORAGE, INC. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

CLIENT’S SIGNATURE(S) FILE NAME: \NIMBLE_RO PARKWAY_V3_05APR13	DATE

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THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: NIMBLE STORAGE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:              , 20

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF NO.

AT SIGHT OF THIS BILL EXCHANGE

PAY TO THE ORDER OF                                                               US$             U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF    DATED              , 20    ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	(INSERT NAME OF BENEFICIARY)
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT (408) 654-6274 OR (408) 654-7127 OR (408) 654-3035 OR (408) 654-7716 OR (408) 654-7128.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY NIMBLE STORAGE, INC. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

CLIENT’S SIGNATURE(S) FILE NAME: \NIMBLE_RO PARKWAY_V3_05APR13	DATE

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THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: NIMBLE STORAGE, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE ABOVE LC NUMBER AND THE DATE BELOW WILL BE INSERTED BY SVB AT TIME OF ACTUAL LC ISSUANCE)

DATED:              , 20

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK

303 TASMAN DRIVE

SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES

STANDBY LETTERS OF CREDIT

RE: SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMNDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE, ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFERREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGEND BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARDED IT DIRECTLY TO THE TRANSFEREE.

SINCERELY,	SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENAHCNED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY NIMBLE STORAGE, INC. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

CLIENT’S SIGNATURE(S) FILE NAME: \NIMBLE_RO PARKWAY_V3_05APR13	DATE

[FINAL EXECUTION COPY] SMRH:408064901.14 041813	EXHIBIT 1 TO RIDER NO. 4 -6-	BIXBY @ RIVER OAKS Nimble Storage, Inc. 14CZ·176334

RIDER NO. 5 TO OFFICE LEASE

ROOFTOP SPACE RIDER

This Rider No. 5 is made and entered into by and between RO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NIMBLE STORAGE, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Right to Install Rooftop Equipment. During the Term, and, subject to Tenant’s compliance with all applicable Laws (defined below) and covenants, conditions and restrictions, and Landlord’s prior review and approval (not to be unreasonably withheld, conditioned or delayed) of plans and specifications for any such installation, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right to access, install, replace, remove, operate and maintain, subject to the terms of Section 12 of the Lease and this Rooftop Space Rider, a satellite antenna and/or microwave dish, or other standard communication equipment measuring no more than 2 meters in diameter (the “Tenant Roof Equipment”) on the rooftop of the Building at the location (which location has been mutually agreed upon by Landlord and Tenant) more specifically shown on the diagram attached hereto as Schedule 1 (or if no location is shown on Schedule 1, at a location reasonably approved by Landlord in writing), including the cabling and connecting equipment (collectively, the “Connecting Equipment”). The Tenant Roof Equipment and the Connecting Equipment are collectively referred to as the “Rooftop Equipment”.

2. Fee. No fee shall be charged for Tenant’s maintenance of the Rooftop Equipment on the rooftop.

3. Conditioned Upon Lease. This Rooftop Space Rider is contingent upon the Lease being in effect and compliance by Tenant with all of the terms and provisions hereof. If the Lease terminates or expires for any reason, Tenant’s rights under this Rooftop Space Rider shall also terminate concurrently therewith unless otherwise agreed in writing by Landlord in its sole and absolute discretion.

4. No Assignment. Notwithstanding anything to the contrary set forth in Article 11 of the Lease, Tenant’s rights under this Rooftop Space Rider may not be assigned, transferred to or used by any other person or entity, other than a Permitted Transferee, an approved subtenant or approved assignee.

5. Installation. Tenant’s installation and operation of the Rooftop Equipment shall be governed by the following terms and conditions:

a. Installation shall be conducted by licensed contractors reasonably approved by Landlord. If any roof penetration is required, unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty, provided that such contractor is available to perform the work at a commercially reasonable cost.

b. All plans and specifications for the Rooftop Equipment shall be subject to Landlord’s prior review and approval (not to be unreasonably withheld, conditioned or delayed).

c. Tenant, at Tenant’s sole cost and expense, shall be responsible for any modifications to the rooftop, risers, utility areas or other facilities or portions of the Building which may be necessary to accommodate the Rooftop Equipment.

d. It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever in connection with Landlord’s maintenance and other operations on the Premises (specifically excluding granting rights to third parties to utilize any portion of the roof not utilized by Tenant).

e. For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, all of the provisions of the Lease relating to

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compliance with requirements as to insurance, indemnity, and compliance with Laws shall apply to the installation, use and maintenance of the Rooftop Equipment. Landlord shall not have any obligations with respect to the Rooftop Equipment. Landlord makes no representation that the Rooftop Equipment will function properly and Tenant agrees that Landlord shall not be liable to Tenant therefor.

f. Tenant shall (i) be solely responsible for any damage caused as a result of the Rooftop Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Rooftop Equipment and comply with all Laws pertaining to the use of the Rooftop Equipment, and (iii) pay for all necessary repairs, replacements to or maintenance of the Rooftop Equipment.

g. To the extent not installed by Tenant in accordance with the terms and conditions of the Work Letter attached to the Lease, the installation of the Rooftop Equipment shall constitute Alterations and shall be performed in accordance with and subject to the provisions of Section 9.02 of the Lease, including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Rooftop Equipment, which consent shall not be unreasonably withheld, conditioned or delayed.

6. Design Considerations.

a. All Rooftop Equipment shall be properly screened from view for aesthetic reasons, and must not be visible from street level.

b. The Tenant Roof Equipment may not protrude above a height equal to the highest point of the Building structure

c. Intentionally Omitted.

d. Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Rooftop Equipment as Landlord may reasonably determine.

e. The Rooftop Equipment shall be clearly marked to show the name, address, telephone number of the person to contact in case of emergency.

f. The Rooftop Equipment must be properly secured and installed so as not to be affected by high winds or other elements.

g. The weight of the Rooftop Equipment shall not exceed the load limits of the Building.

7. Compliance with Laws. Tenant’s rights set forth in this Rooftop Space Rider shall be subject to all applicable laws, rules and regulations, including, without limitation, zoning rules, health and safety rules (including OSHA requirements), and applicable building and fire codes, including any required conditional use permit (collectively, “Laws”). Landlord makes no representation that any such Laws permit such installation and operation, and Tenant shall be solely responsible to determine the feasibility and legality of installing the Rooftop Equipment. Without limiting the generality of the foregoing, if any testing, sampling or disclosures relating to rooftop equipment at the Building are required to satisfy OSHA or other governmental agencies (including for radio frequency [RF] or electromagnetic field [EMF] emissions), Tenant shall pay the costs of any such required tests and studies (or its prorata share thereof if the cost is properly shared by other rooftop users). Landlord shall have no liability or responsibility for the maintenance or compliance with laws of any towers, antennas or structures, including, without limitation, compliance with Part 17 of the Federal Communications Commissions’ Rules.

8. No Interference.

a. The Rooftop Equipment and operations shall comply with all non-interference rules of the Federal Communications Commission (“FCC”). Subsequent to the date Tenant commences the operation of the Rooftop Equipment, Landlord shall not knowingly install or permit the installation of new equipment at the Property if such new equipment is likely to cause interference with the operation of the Rooftop Equipment. Notwithstanding anything to the contrary herein, in no event shall Landlord have any liability with respect to interference with Tenant’s operations or any loss of business or profits, and Tenant’s sole remedy in the event of a breach of this provision shall be to pursue an action for injunctive relief and actual damages.

b. In no event shall the Tenant Roof Equipment or any Connecting Equipment damage or adversely affect or interfere with the normal operation of the Building

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(including, but not limited to mechanical, electrical, life-safety, structural systems, window washing or other maintenance functions of the Building). Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Rooftop Space Rider, provided that Tenant’s indemnification obligation hereunder shall not apply to the extent same is caused by the negligence (and not covered by the insurance Tenant is required to carry under this Lease), gross negligence or willful misconduct of Landlord or its employees, agents or contractors. Should the use of the Rooftop Equipment by Tenant interfere with systems of the Building or telecommunications systems of any tenant, Tenant shall make such adjustments to the Rooftop Equipment or its related equipment as may be reasonably required by Landlord.

9. Access. Subject to the terms of this Rooftop Space Rider, Tenant shall have the right to access its Rooftop Equipment. In exercising its right of access to the roof, Tenant agrees to cooperate and comply with any reasonable security procedures, access requirements and rules and regulations utilized by Landlord for the Building and further agrees not to unduly disturb or interfere with the business or other activities of Landlord. Notwithstanding the foregoing, Tenant shall have the right to provide to Landlord a list of authorized representatives and approved maintenance contractors who are entitled to access the roof immediately and without any prior notification or delay (each an “Authorized Roof Access Party” and, collectively, from time to time, “Authorized Roof Access Parties”). Landlord shall provide such list to Building security and shall direct Building security to provide the Authorized Roof Access Parties with roof access. With respect to any parties other than Authorized Roof Access Parties, at least one (1) Authorized Roof Access Party must accompany such parties seeking access to the roof, and such Authorized Roof Access Party shall remain with them until all such parties have left the roof and the Building.

10. Costs. Tenant shall be solely responsible for and shall pay all costs, expenses and taxes incurred in connection with the ownership, installation, operation, maintenance, use and removal of the Rooftop Equipment and the appurtenant equipment located in or on the Building.

11. Insurance. Tenant shall cause the insurance policies maintained by Tenant pursuant to the Lease to include the Rooftop Equipment and all related equipment and materials as part of Tenant’s insured property.

12. Indemnity. Tenant specifically agrees that the indemnification of Landlord by Tenant in accordance with the Lease is deemed to include any claims arising from the installation, operation, use, maintenance or removal of the Rooftop Equipment, and the provisions of Section 13 of the Lease are incorporated herein by reference.

13. Relocation. Landlord shall have the right, at its option, upon not less than thirty (30) days prior notice to Tenant, to relocate the Rooftop Equipment to another location in the Building adequate to afford equivalent service to Tenant. Landlord shall pay the costs of relocation reasonably incurred by Tenant in connection with such substituted location, subject to adequate substantiation of such costs.

14. Removal and Restoration. Upon the expiration or earlier termination of the Lease, the Tenant Roof Equipment and the Connecting Equipment shall be removed from the Building by Tenant, at Tenant’s sole cost and expense, and Tenant shall pay to repair any damage caused by such removal, ordinary wear and tear and damage caused by casualty excepted. If Tenant fails to remove the Tenant Roof Equipment (if requested by Landlord to be removed) and any related Connecting Equipment (to the extent applicable) and repair the Building upon the expiration or earlier termination of the Lease, Landlord, upon thirty (30) days’ written notice to Tenant, may do so at Tenant’s expense. The provisions of this Section 14 of the Rooftop Space Rider shall survive the expiration or earlier termination of the Lease.

15. Intentionally Omitted.

16. Default. If any of the conditions set forth in this Rooftop Space Rider are not complied with by Tenant and such conditions are not remedied within the applicable default notice and cure periods under the Lease, then such failure shall constitute a default by Tenant under the Lease. Except to the extent modified or superseded by the terms and provisions of this Rooftop Space Rider, the terms and provisions of the Lease are incorporated by reference herein.

[FINAL EXECUTION COPY] SMRH:408064901.14 041813	RIDER NO. 5 -3-	BIXBY @ RIVER OAKS Nimble Storage, Inc. 14CZ·176334

SCHEDULE 1 TO ROOFTOP SPACE RIDER

PLAN

[to be attached, if applicable]

[FINAL EXECUTION COPY] SMRH:408064901.14 041813	RSCHEDULE 1 TO RIDER NO. 5 -1-	BIXBY @ RIVER OAKS Nimble Storage, Inc. 14CZ·176334